NET LEASE

   This LEASE, made this ______ day of _______________, 19____, by and between HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina Limited Partnership, whose address is 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604, hereinafter "Landlord" and BROADBAND TECHNOLOGIES, INC., a North Carolina Corporation, whose address is 4024 Stirrup Creek Drive, Suite 700, Durham, North Carolina 27703, hereinafter (whether one or more) "Tenant":

I. GENERAL.

        1.1 CONSIDERATION. Landlord enters into this Lease in consideration of the payment by Tenant of the rents herein reserved and the keeping, observance and performance by Tenant of the covenants and agreements herein contained.

        1.2 EXHIBITS AND ADDENDA TO LEASE. The Exhibits and Addenda listed below shall be attached to this Lease and be deemed incorporated in this Lease by this reference. In the event of any inconsistency between such Exhibits and Addenda and the terms and provisions of this Lease, the terms and provisions of the Exhibits and Addenda shall control. The Exhibits and Addenda to this Lease are:

Exhibit A - Premises

Exhibit A-1 - Land

Exhibit B - Environmental Compliance

Exhibit B-1 - Chemical Inventory List

Exhibit C - Estoppel Certificate

Exhibit D - HVAC Inspection and Service Contract

Exhibit E - Operating Expense Exclusions

Addendum Number One - Option to Extend Lease Term

Addendum Number Two - First Right of Offer

Addendum Number Three - Option to Cancel

II.     DEMISE OF PREMISES.

        2.1 DEMISE. Subject to the provisions, covenants and agreements herein contained, Landlord hereby leases and demises to Tenant, and Tenant hereby leases from Landlord, the Premises as hereinafter defined, together with a non-exclusive right to use the Parking Area, as hereinafter defined, for the Lease Term as hereinafter defined, subject to existing covenants, restrictions, easements and encumbrances affecting the same.

        2.2 PREMISES. The "Premises" shall mean the space to be occupied by Tenant as depicted on Exhibit A attached hereto. The Premises are within the Building which is located on the Land, as the terms Building and Land are hereinafter defined.

        2.3 SQUARE FOOTAGE AND ADDRESS. The Premises contains approximately 97,195 RENTABLE SQUARE FEET, TO BE VERIFIED BY HAGERSMITH DESIGN, P.A. ON OR BEFORE FEBRUARY 1, 1999. The address of the Premises is 4024 STIRRUP CREEK DRIVE, SUITE 700, DURHAM, NORTH CAROLINA 27703.

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        2.4 LAND. "Land" shall mean the parcel of real property more particularly described in EXHIBIT A-1 attached hereto, containing approximately ELEVEN AND THREE TENTHS (11.3) ACRES OF LAND.

        2.5 BUILDING. "Building" shall mean the Building constructed or to be constructed on the Land, containing approximately 124,432 RENTABLE SQUARE FEET, TO BE VERIFIED BY HAGERSMITH DESIGN, P.A.

        2.6 IMPROVEMENTS. "Improvements" shall mean the Building, the Parking Area (as hereinafter defined), and all other improvements on the Land, including landscaping thereon.

        2.7 PROPERTY. "Property" shall mean the Land, the Building and the Improvements and any fixtures and personal property used in operation and maintenance of the Land, Building and Improvements, other than fixtures and personal property of Tenant and other users of space in the Building.

        2.8 COMMON FACILITIES. "Common Facilities" shall mean all of the Property except the Premises and other space in the Building leased or held for lease to other Tenants. Common Facilities shall include the Parking Area and any walks, driveways, lobby areas, halls, stairs and restrooms designated for common use by Tenant and other users of space in the Building.

        2.9 PARKING AREA. "Parking Area" shall mean that portion that of the Property which is for the parking of motor vehicles. The Parking Area is to be shared by Tenant in common with other users of space in the Building.

        2.10 PARK. The Property is located in and is part of THE development commonly known as TRIANGLE BUSINESS CENTER.

        2.11 USE OF COMMON FACILITIES. Tenant is hereby granted the non-exclusive right to use, in common with other users of space in the Building, so much of the Common Facilities as are needed for the use of the Premises.

        2.12 COVENANT OF QUIET ENJOYMENT. If Tenant promptly and punctually complies with each of its obligations hereunder, it shall peacefully have and enjoy the possession of the Premises during the Term hereof, provided that no action of Landlord or other tenants working in other space in the Building, or in repairing or restoring the Premises, shall be deemed a breach of this covenant, or give to Tenant any right to modify this Lease either as to term, rent payable, or other obligations to be performed, SO LONG AS SUCH WORK, REPAIRS OR RESTORATION DO NOT UNREASONABLY INTERFERE WITH OR PREVENT TENANT'S USE OF THE PREMISES, AND SO LONG AS ALL SUCH ACTIVITIES ARE DONE IN A COMMERCIALLY REASONABLE MANNER BY LANDLORD.

        2.13 CONDITION OF PREMISES. Tenant covenants and agrees that, upon taking possession of the Premises, it will have accepted the Premises "as-is" and Tenant waives any warranty of condition or habitability, suitability for occupancy, use of habitation, fitness for a particular purpose, or of merchantability, express or implied, relating to the Premises.

III.    TERM OF LEASE.

        3.1 LEASE TERM. "Lease Term" shall mean the period COMMENCING ON THE FIRST (1ST) DAY OF JANUARY, 1999 AND EXPIRING ON THE THIRTY-FIRST (31ST) DAY OF DECEMBER, 2003.

IV.     RENT AND OTHER AMOUNTS PAYABLE.

        4.1 BASE RENT. Tenant covenants and agrees to pay to Landlord, without prior demand and without offset, deduction or abatement, base rent for the full Lease Term in the amount (before Cost of Living Increases) of $3,844,062.00 ("Base Rent"), for a Minimum annual Base Rent of $768,812.40 before adjustments.

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        4.2 MONTHLY RENT. Base Rent shall be payable monthly in advance, in equal installments in the amount of $64,067.70 ("Monthly Rent"), commencing on the first day of the first month of the Lease Term and continuing on the same day of each month thereafter for the balance of the Lease Term, unless the commencement date of the Lease Term is other than the first day of a calendar month, in which event rent shall be payable on the commencement date for the remaining number of days in that month prorated for such partial month, and thereafter as provided above.

        4.3 PLACE OF PAYMENTS. Base Rent and all other sums payable by Tenant to Landlord under this Lease shall be paid to Landlord at the place for payments specified for notices in Section 13.8, or such other place as Landlord may, from time to time, designate in writing. In addition to such remedies as may be provided under the Default provisions of this Lease, Landlord shall be entitled to collect a late charge of four percent (4%) of the amount of each monthly payment not received within five (5) days of the date when due, and a charge of the lower of the maximum lawful bad check fee or five percent (5%) of the amount of any check given by Tenant and not paid when first presented by Landlord. IF TENANT FAILS TO PAY RENT WHEN DUE (A "LATE PAYMENT"), THEN TWICE DURING ANY CALENDAR YEAR SUCH LATE PAYMENT SHALL NOT BE CONSIDERED AN EVENT OF DEFAULT PURSUANT TO ARTICLE XI BELOW, IF, WITHIN FIVE (5) DAYS AFTER WRITTEN NOTICE FROM LANDLORD (THE "GRACE PERIOD"), TENANT SUBMITS THE RENT DUE, INCLUDING THE LATE CHARGE OF FOUR PERCENT (4%), FOR SUCH MONTH. LANDLORD SHALL FORGIVE TENANT ONLY TWO (2) LATE PAYMENTS PER CALENDAR YEAR, ANY ADDITIONAL LATE PAYMENT SHALL CONSTITUTE AN EVENT OF DEFAULT.

        4.4 LEASE A NET LEASE AND RENT ABSOLUTE. It is the intent of the parties that the Base Rent provided in this Lease shall be a net payment to Landlord; that the Lease shall continue for the full Lease Term notwithstanding any occurrence preventing or restricting use and occupancy of the Premises, including any damage or destruction affecting the Premises, and any action by governmental authority relating to or affecting the Premises, except as otherwise specifically provided in this Lease; that the Base Rent shall be absolutely payable without offset, reduction or abatement for any cause except as otherwise specifically provided in this Lease; that Landlord shall not bear any costs or expenses relating to the Premises or provide any services or do any act in connection with the Premises except as otherwise specifically provided in this Lease; and that Tenant shall pay, in addition to Base Rent, Additional Rent to cover costs and expenses relating to the Premises, the Common Facilities, and the Property.

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        4.5 ADDITIONAL RENT. EXCEPT FOR ITEMS EXCLUDED HEREIN, Tenant covenants and agrees to pay, as Additional Rent, its Proportionate Share of: (i) all costs and expenses incurred by Landlord relating to the Premises; (ii) all costs and expenses relating to the Common Facilities; and (iii) certain costs and expenses relating to the Property and the Park, all as hereinafter provided and to pay all other amounts payable by Tenant under the terms of this Lease ("Additional Rent"). Costs and expenses, the Proportionate Share of which is payable by Tenant as Additional Rent (as aforesaid) shall include (a) Taxes and Assessments (as defined in Article V below); (b) insurance costs (as provided in Article VI below); (c) utility charges (as provided in Section 7.1 below); (d) operating expenses (as provided in Section 7.2 below); (e) maintenance and repair expenses (as provided in Section 7.3 below); (f) the HVAC Expense (as defined in Section
4.7 below); and (g) other costs and expenses relating to the Premises, the Common Facilities, the Property, and the Park during or attributable to the Lease Term, all as hereinafter provided in this Lease. SUCH AGGREGATE COSTS SHALL NOT INCREASE, AFTER CALENDAR YEAR 1998, MORE THAN TEN PERCENT (10%) ANNUALLY. ADDITIONAL RENT SHALL NOT INCLUDE ANY ITEMS FOR WHICH TENANT HAS THE OBLIGATION TO MAKE DIRECT PAYMENT, BUT SHALL ONLY INCLUDE ITEMS IN THIS PARAGRAPH 4.5 (AND NOT OTHERWISE EXCLUDED UNDER THE TERMS OF THE LEASE) PAID BY LANDLORD.

        4.6 TENANT'S PROPORTIONATE SHARE. "Tenant's Proportionate Share" shall mean the percentage derived by dividing the rentable square footage of the Premises, as set forth in Section 2.3, by the rentable square footage within the Building as set forth in Section 2.5. Tenant's Proportionate Share on the date of this Lease is 78.1109%. Such percentage shall be appropriately adjusted in the event of construction of additional building(s) on the Land if such building(s) share the Common Facilities AND/OR IF THE SQUARE FOOTAGE OF THE PREMISES OR BUILDING ARE ADJUSTED IN ACCORDANCE WITH SECTIONS 2.3, "SQUARE FOOTAGE AND ADDRESS" AND 2.5 "BUILDING".

        4.7 MONTHLY DEPOSITS FOR COSTS AND EXPENSES PAYABLE AS ADDITIONAL RENT. Tenant covenants and agrees to pay to Landlord, monthly in advance, without notice, on each day that payment of Monthly Rent is due, amounts as hereinafter specified (the "Monthly Deposits") for: (i) payment of Taxes and Assessments (as hereinafter defined); (ii) insurance premiums payable with respect to the Property ("Insurance Premiums"); (iii) and (iv) utility charges, operating expenses and maintenance and repair expenses, as specified in Article VII below, and other costs and expenses relating to the Common Facilities and the Park (other than the Premises) (collectively, the "Expenses"), and, if the Monthly Deposits are insufficient to pay the Expenses, to pay to Landlord, within ten
(10) days after demand by Landlord, amounts necessary to provide Landlord with funds to pay the same. The Monthly Deposits shall each be equal to the aggregate of 1/12 of the amount, as reasonably estimated by Landlord, of the annual HVAC Expense and Tenant's Proportionate Share of 1/12 of the amounts, as reasonably estimated by Landlord, of the annual Expenses. Beginning on the first day of the first month of the Lease Term, Tenant agrees to pay an MONTHLY DEPOSIT OF FOURTEEN CENTS ($0.14) PER SQUARE FOOT, namely the sum of THIRTEEN THOUSAND SIX HUNDRED SEVEN DOLLARS AND THIRTY CENTS ($13,607.30) PER MONTH. To the extent the Monthly Deposits exceed the Expenses, the excess amount shall, at Landlord's option, except as may be otherwise provided by law, either be paid to Tenant or credited against future Monthly Deposits or against Base Rent, or other amounts payable by Tenant under this Lease. The amount of Expenses payable by Tenant for the years in which the Lease Term commences and expires shall be subject to the provisions hereinafter contained in this Lease for proration of such amounts in such years. Prior to the dates on which payment becomes delinquent for Expenses, Landlord shall make payment of such amounts to the extent of funds from Monthly Deposits available therefor and, upon request by Tenant, shall furnish Tenant with a copy of any receipt for such payments. Except for Landlord's obligation to make payments out of funds available from Monthly Deposits, the making of Monthly Deposits by Tenant shall not limit or alter Tenant's obligation to pay any part of the Expenses, as elsewhere provided in this Lease.

        4.8 PARK EXPENSES. In addition to all other amounts payable by Tenant pursuant to the terms of this Lease, Tenant shall pay, as Additional Rent payable pursuant to the provisions hereinabove for Monthly Deposits, Tenant's Proportionate Share of the Park Expenses which are deemed allocated to the Property. "Park Expenses" shall mean all items listed in paragraph 4.5 hereof as Additional Rent which relate to the Park and which are not separately attributable to the Property or any other portion of the Park.



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        4.9 PRORATION AT COMMENCEMENT AND EXPIRATION OF TERM. Expenses shall be prorated between Landlord and Tenant for the year in which the Lease Term commences and for the year in which the Lease Term expires as of, respectively, the date of commencement of the Lease Term and the date of expiration of the Lease Term, except as hereinafter provided. Tenant shall be liable without proration for the full amount of any Taxes and Assessments relating to improvements, fixtures, equipment or personal property installed by or on behalf of Tenant which are levied, assessed, or attributable to the Lease Term. Proration of Expenses shall be made on the basis of the actual Expenses, billed during the calendar years of the Lease Term. The Tenant's Proportionate Share of Expenses for the years in which the Lease Term commences and expires shall be paid and deposited with the Landlord through Monthly Deposits as hereinabove provided, but, in the event actual Expenses for either year are greater or less than as estimated for purposes of Monthly Deposits, appropriate adjustment and payment shall be made between the parties, at the time the actual amounts are known, as may be necessary to accomplish payment or proration, as herein provided.

        4.10 SECURITY DEPOSIT.

        4.11 GENERAL PROVISIONS AS TO MONTHLY DEPOSITS. Landlord shall be free to commingle the Monthly Deposits with Landlord's own funds and Landlord shall not be obligated to pay interest to Tenant on account of the Monthly Deposits. In the event of a transfer by Landlord of Landlord's interest in the Premises, Landlord may deliver the Monthly Deposits to the transferee of Landlord's interest and Landlord shall thereupon be discharged from any further liability to Tenant with respect to such Monthly Deposits. In the event of a transfer by Tenant of Tenant's interest in the Premises (Tenant's right to do being limited by Section 8.17), Landlord shall be entitled to deliver the Monthly Deposits to Tenant's successor in interest and Landlord shall thereafter have no liability with respect to the Monthly Deposits.

        4.12 AUDIT OF ADDITIONAL RENT. IF TENANT DISPUTES THE AMOUNT OF ADDITIONAL RENT PAID WITHIN 120 DAYS OF THE END OF THE CALENDAR YEAR FOR WHICH SUCH RENT WAS PAID (OR 120 DAYS FROM THE DATE OF PAYMENT, WHICHEVER IS LATER), AND PROVIDING TENANT IS NOT THEN IN DEFAULT UNDER THIS LEASE, TENANT SHALL HAVE THE RIGHT ON WRITTEN NOTICE TO HAVE LANDLORD'S BOOKS AND RECORDS RELATING TO OPERATING EXPENSES AUDITED BY A QUALIFIED PROFESSIONAL SELECTED BY TENANT OR BY TENANT ITSELF. IF AFTER SUCH AUDIT TENANT STILL DISPUTES THE AMOUNT OF OPERATING EXPENSES, A CERTIFICATION AS TO THE PROPER AMOUNT SHALL BE MADE BY LANDLORD'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT IN CONSULTATION WITH TENANT'S PROFESSIONAL, WHICH CERTIFICATION SHALL BE FINAL AND CONCLUSIVE. IF SUCH AUDIT REVEALS THAT OPERATING EXPENSES WERE OVERSTATED BY EIGHT PERCENT (8%) OR MORE IN THE CALENDAR YEAR AUDITED, LANDLORD SHALL REIMBURSE TENANT FOR ITS REASONABLE COSTS IN DOING THE AUDIT, AND LANDLORD SHALL WITHIN THIRTY (30) DAYS AFTER THE CERTIFICATION PAY TO TENANT THE AMOUNT OF ANY OVERSTATEMENT WHICH IT HAD COLLECTED FROM TENANT. HOWEVER, IF SUCH CERTIFICATION DOES NOT SHOW THAT LANDLORD HAD MADE SUCH AN OVERSTATEMENT THEN TENANT SHALL PAY BOTH THE COSTS OF ITS PROFESSIONAL AS WELL AS THE REASONABLE CHARGES OF LANDLORD'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT ENGAGED TO DETERMINE THE CORRECT AMOUNT OF OPERATING EXPENSES. IF THE CERTIFICATION SHOWS THAT LANDLORD HAS UNDERCHARGED TENANT THEN TENANT SHALL WITHIN THIRTY (30) DAYS PAY TO LANDLORD THE AMOUNT OF ANY UNDERCHARGE.



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        BOOKS AND RECORDS NECESSARY TO ACCOMPLISH ANY AUDIT PERMITTED UNDER THIS
SECTION SHALL BE RETAINED FOR TWELVE MONTHS AFTER TENANT RECEIVES NOTICE OF ADDITIONAL RENT DUE, AND ON RECEIPT OF NOTICE OF TENANT'S DISPUTE OF THE OPERATING EXPENSES SHALL BE MADE AVAILABLE TO TENANT TO CONDUCT THE AUDIT, WHICH MAY BE EITHER AT THE PROPERTY OR AT LANDLORD'S OFFICES IN THE RESEARCH TRIANGLE AREA OF NORTH CAROLINA.

        IN THE EVENT THAT TENANT ELECTS TO HAVE A PROFESSIONAL AUDIT LANDLORD'S OPERATING EXPENSES AS PROVIDED IN THIS LEASE, SUCH AUDIT MUST BE CONDUCTED BY AN INDEPENDENT NATIONALLY OR REGIONALLY RECOGNIZED ACCOUNTING FIRM THAT IS NOT BEING COMPENSATED BY TENANT ON A CONTINGENCY FEE BASIS. ALL INFORMATION OBTAINED THROUGH SUCH AUDIT AS WELL AS ANY COMPROMISE, SETTLEMENT OR ADJUSTMENT REACHED AS A RESULT OF SUCH AUDIT SHALL BE HELD IN STRICT CONFIDENCE BY TENANT AND ITS OFFICERS, AGENTS, AND EMPLOYEES AND AS A CONDITION TO SUCH AUDIT, TENANT'S AUDITOR SHALL EXECUTE A WRITTEN AGREEMENT AGREEING THAT THE AUDITOR IS NOT BEING COMPENSATED ON A CONTINGENCY FEE BASIS AND THAT ALL INFORMATION OBTAINED THROUGH SUCH AUDIT AS WELL AS ANY COMPROMISE, SETTLEMENT OR ADJUSTMENT REACHED AS A RESULT OF SUCH AUDIT, SHALL BE HELD IN STRICT CONFIDENCE AND SHALL NOT BE REVEALED IN ANY MANNER TO ANY PERSON EXCEPT UPON THE PRIOR WRITTEN CONSENT OF LANDLORD, WHICH CONSENT MAY BE WITHHELD IN LANDLORD'S SOLE DISCRETION, OR IF REQUIRED PURSUANT TO ANY LITIGATION BETWEEN LANDLORD AND TENANT MATERIALLY RELATED TO THE FACTS DISCLOSED BY SUCH AUDIT, OR IF REQUIRED BY LAW.

V.      TAXES AND ASSESSMENTS.

        5.1 COVENANT TO PAY TAXES AND ASSESSMENTS. Tenant covenants and agrees to pay, as Additional Rent, Tenant's Pro Rata Share of Taxes and Assessments, which are billed during any calendar year falling partly or wholly within the Lease Term, payable pursuant to the provisions hereinabove for Monthly Deposits. "Taxes and Assessments" shall mean all taxes, assessments or other impositions, general or special, ordinary or extraordinary, of every kind or nature, which may be levied, assessed or imposed upon or with respect to the Property or any part thereof.

        5.2 SPECIAL ASSESSMENTS. In the event any Taxes or Assessments are payable in installments over a period of years, Tenant shall be responsible only for installments billed during the calendar years within the Lease Term, with proration, as above provided, of any installment payable prior to or after expiration of the Lease Term.

        5.3 NEW OR ADDITIONAL TAXES. Tenant's obligation to pay Tenant's Pro Rata Share of Taxes and Assessments shall include any Taxes and Assessments of a nature not presently in effect but which may hereafter be levied, assessed or imposed upon Landlord or upon the Property if such tax shall be based upon or arise out of the ownership, use or operation of, or the rents received from the Property, other than income taxes of Landlord. For the purposes of computing Tenant's liability for such new type of tax or assessment, the Property shall be deemed the only property of Landlord.

        5.4 LANDLORD'S SOLE RIGHT TO CONTEST TAXES. Landlord shall have the sole right to contest any Taxes or Assessments. Landlord shall pay to or credit Tenant with Tenant's Pro Rata Share of any abatement, reduction or recovery of any Taxes and Assessments attributable to the Lease Term, less Tenant's Proportionate Share of all costs and expenses incurred by Landlord, including attorneys' fees, in connection with such abatement, reduction or recovery.

VI.     INSURANCE.

        6.1 CASUALTY INSURANCE. Landlord covenants and agrees to obtain and keep in full force and effect during the Lease Term, Casualty Insurance as hereinafter defined. "Casualty Insurance" shall mean fire and extended coverage insurance with respect to the Property, in an amount equal to the full replacement cost thereof, with coinsurance clauses of no less than 80%, and with coverage, by endorsement or otherwise, for all risks, vandalism and malicious mischief, sprinkler leakage, boilers, and rental loss and with a deductible in an amount for each occurrence as Landlord, in its sole discretion, may determine from time to time. Casualty Insurance obtained by Landlord need not name Tenant as an insured party but may, at Landlord's option, name any mortgagee or holder of a deed of trust as an insured party as its interest may appear. Tenant covenants and agrees to pay its Proportionate Share of the cost of Casualty



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Insurance obtained by Landlord as Additional Rent, payable pursuant to the provisions hereinabove for Monthly Deposits. Tenant shall be responsible for obtaining, at Tenant's cost and expense, insurance coverage for property of Tenant and for business interruption of Tenant, and Tenant shall have no claim against Landlord for damage to its property or interruption of its business whether or not it insures the same.

        6.2 LIABILITY INSURANCE. Tenant covenants and agrees at its expense to obtain and keep in full force and effect during the Lease Term Liability Insurance as hereinafter defined. "Liability Insurance" shall mean comprehensive general liability insurance covering public liability with respect to the ownership, use and operation of the Premises, with combined single limit coverage of not less than $2,000,000.00, with endorsements for assumed contractual liability with respect to the liabilities assumed by Tenant under
Section 8.24 of this Lease, and with no deductible, retention or self-insurance provision contained therein, unless otherwise approved in writing by Landlord, WHICH APPROVAL SHALL NOT BE UNREASONABLY WITHHELD, CONDITIONED OR DELAYED. Landlord covenants and agrees to obtain and keep in full force and effect during the Lease Term public liability insurance with respect to the ownership, use and operation of the Property, and the Common Facilities, but excluding the Premises and space leased to other tenants, with combined single limit coverage of not less than $2,000,000.00. Tenant also covenants and agrees to pay Tenant's Proportionate Share of the premiums and costs of such liability insurance as Additional Rent, payable pursuant to the provisions hereinabove for Monthly Deposits.

        6.3 GENERAL PROVISIONS RESPECTING INSURANCE. Except as otherwise approved in writing by Landlord, all insurance obtained by Tenant shall be on forms and with insurers selected or approved by Landlord, which approval shall not be unreasonably withheld; shall name Landlord and the holder of any first mortgage or deed of trust encumbering the Property as insured parties, as their interests may appear; shall contain a waiver of rights of subrogation as among Tenant, Landlord and the holder of any such first mortgage or deed of trust; and shall provide, by certificate of insurance or otherwise, that the insurance coverage shall not be cancelled or altered except upon thirty (30) days prior written notice to Landlord and the holder of any such first mortgage or deed of trust. Certificates of insurance obtained by Tenant shall be delivered to Landlord, who may deposit the same with the holder of any such first mortgage or deed of trust.

        6.4 COOPERATION IN THE EVENT OF LOSS. Landlord and Tenant shall cooperate with each other in the collection of any insurance proceeds which may be payable in the event of any loss, including the execution and delivery of any proof of loss or other actions required to effect recovery.

        6.5 WAIVER OF SUBROGATION RIGHTS. WITH RESPECT TO ALL POLICIES OF INSURANCE CARRIED OR MAINTAINED PURSUANT TO THIS LEASE, AND TO THE EXTENT PERMITTED UNDER SUCH POLICIES, TENANT AND LANDLORD EACH WAIVE THE INSURANCE CARRIERS' RIGHTS OF SUBROGATION.

VII.    UTILITY, OPERATING, MAINTENANCE AND REPAIR EXPENSES.

        7.1 UTILITY CHARGES. Tenant covenants and agrees to pay all charges for water, sewage disposal, gas, electricity, light, heat, power, telephone or other utility services used, rendered or supplied to or for the Premises and to contract for the same in Tenant's own name. Tenant also covenants and agrees to pay to Landlord Tenant's Proportionate Share of any such charges relating to Common Facilities or which are not separately metered, or billable to premises in the Building leased or held for lease to tenants, such charges to be payable pursuant to the provisions hereinabove for Monthly Deposits.

        7.2 OPERATING EXPENSES. Tenant covenants and agrees to pay all costs and expenses of operations on or relating to the Premises, including BUT NOT LIMITED TO, costs and expenses for utilities, trash and garbage disposal, janitorial and cleaning services FOR THE PREMISES, MAINTENANCE OF THE HVAC SYSTEM IN A MANNER CONSISTENT WITH EXHIBIT D ATTACHED HERETO AND MADE A PART HEREOF, MAINTENANCE AND REPAIRS WITHIN THE PREMISES INCLUDING BUT NOT LIMITED TO PAINTING, BREAKABLE MATERIALS (EXCEPT FOR EXTERIOR GLASS) in or serving the Premises and replacement of lights and light fixtures in or serving the Premises, and to contract for the same in Tenant's own name. AS FURTHER DESCRIBED IN SECTION 4.7 "MONTHLY DEPOSITS FOR COSTS AND EXPENSES PAYABLE AS ADDITIONAL RENT" Tenant also covenants and agrees to pay to Landlord Tenant's Proportionate Share of any such costs and expenses incurred by Landlord relating to Common Facilities, INCLUDING BUT NOT


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LIMITED TO, gardening and landscaping services, security services, removal of snow and ice from parking areas, sidewalks and driveways serving the Premises and painting, or which are not separately allocated to premises in the Building leased or held for lease to tenants, such costs and expenses to be payable pursuant to the provisions hereinabove for Monthly Deposits. THE TERM "OPERATING EXPENSES" SHALL NOT INCLUDE THE ITEMS LISTED IN EXHIBIT E TO THIS LEASE.

        7.3 MAINTENANCE AND REPAIR EXPENSES. Tenant covenants and agrees to maintain, repair, replace and keep the Premises and all improvements, fixtures and personal property thereon in good, safe and sanitary condition, order and repair and in accordance with all applicable laws, ordinances, orders, rules and regulations (including, without limitation, the Americans with Disabilities Act "ADA") of governmental authorities having jurisdiction, now existing or hereafter enacted; to pay all costs and expenses in connection therewith; and to contract for the same in Tenant's own name; and to pay to Landlord, pursuant to the provisions hereinabove for Monthly Deposits, Tenant's Proportionate Share of any such costs and expenses incurred by Landlord relating to Common Facilities or which are not separately allocated to premises in the Building leased or held for lease to tenants. Such costs and expenses as to Common Facilities may include the costs and expenses of maintenance and upkeep of grass, trees, shrubs and landscaping, including replanting where necessary; keeping parking areas, landscaped areas, sidewalks and driveways safe and secure (with guards or watchmen where Landlord deems necessary) and free from litter, dirt, debris, snow, and obstructions; and ordinary maintenance and repair of the Property and Improvements INCLUDING REPLACEMENT OF EXTERIOR GLASS (WHICH SHALL BE THE RESPONSIBILITY OF LANDLORD). All maintenance and repairs by Tenant shall be done promptly, in a good and workmanlike fashion, and without diminishing the original quality of the Premises or the Property. Landlord shall be responsible for and shall bear the costs and expenses of replacement of, or extraordinary maintenance and repairs to, roofs, exterior walls, and structural elements of the Building and Improvements, unless the need for such replacement or repair is caused by the act or neglect of Tenant. LANDLORD SHALL ALSO BE RESPONSIBLE FOR ADA COMPLIANCE OF THE BUILDING AND COMMON AREAS, UNLESS THE NEED FOR SUCH COMPLIANCE IS CAUSED BY ANY RENOVATIONS OR CHANGES DONE BY TENANT.

VIII.   OTHER COVENANTS OF TENANT.

        8.1 LIMITATION ON USE BY TENANT. Tenant covenants and agrees to use the Premises only for the following use or uses OFFICE, RESEARCH, DEVELOPMENT AND ENGINEERING; ASSEMBLY AND TESTING OF ELECTRONIC UNITS AND COMPONENTS; WAREHOUSING AND SHIPPING and for no other purposes, except with the prior written consent of Landlord.

        8.2 COMPLIANCE WITH LAWS. Tenant covenants and agrees that nothing shall be done or kept on the Premises in violation of any law, ordinance, order, rule or regulation of any governmental authority having jurisdiction, and that the Premises shall be used, kept and maintained in compliance with any such law, ordinance, order, rule or regulation (now existing or hereafter enacted) and with the certificate of occupancy issued for the Building and the Premises.

        8.3 COMPLIANCE WITH INSURANCE REQUIREMENTS. Tenant covenants and agrees that nothing shall be done or kept on the Premises which might make unavailable or increase the cost of insurance maintained with respect to the Premises or the Property, which might increase the insured risks or which might result in cancellation of any such insurance.

        8.4 NO WASTE OR IMPAIRMENT OF VALUE. Tenant covenants and agrees that nothing shall be done or kept on the Premises or the Property which might impair the value of the Premises or the Property, or which would constitute waste.

        8.5 NO HAZARDOUS USE. Tenant covenants and agrees that nothing shall be done or kept on the Premises or the Property and that no improvements, changes, alterations, additions, maintenance or repairs shall be made to the Premises which might be unsafe or hazardous to any person or property. Tenant shall at all times comply with its representations, warranties and covenants as set forth in Exhibit C.

        8.6 NO STRUCTURAL OR OVERLOADING. Tenant covenants and agrees that nothing shall be done or kept on the Premises or the Building and that no improvements, changes, alterations, additions, maintenance or repairs shall be made to the Premises which might impair the structural soundness of the Building, which might result in an overload of the weight capacity of floors or of electricity lines serving the Building, or which might interfere with electric or electronic equipment in the Building or on any adjacent or nearby property. In the event of violations hereof, Tenant covenants and agrees to remedy immediately the violation at Tenant's expense and in compliance with all requirements of governmental authorities and insurance underwriters.

        8.7 NO NUISANCE, NOXIOUS OR OFFENSIVE ACTIVITY. Tenant covenants and agrees that no noxious or offensive activity shall be carried on upon the Premises or the Property; nor shall anything be done or kept on the Premises or the Property which may be or become a public or private nuisance or which may cause embarrassment, disturbance, or annoyance to others in the Building or on adjacent or nearby property.

        8.8 NO ANNOYING LIGHTS, SOUNDS OR ODORS. Tenant covenants and agrees that no light shall be emitted from the Premises which is unreasonably bright or causes unreasonable glare; no sound shall be emitted from the Premises which is unreasonably loud or annoying; and no odor shall be emitted from the Premises which is or might be noxious or offensive to others in the Building or on adjacent or nearby property.

        8.9 NO UNSIGHTLINESS. Tenant covenants and agrees that no unsightliness shall be permitted on the Premises or the Property. Without limiting the generality of the foregoing, all unsightly conditions, equipment, objects and conditions shall be kept enclosed within the Premises; hallways adjoining the Premises may not be used for discarding or storing any materials; no refuse, scrap, debris, garbage, trash, bulk materials or waste shall be kept, stored or allowed to accumulate on the Premises or the Property except as may be enclosed within the Premises; all pipes, wires, poles, antenna and other facilities for utilities or the transmission or reception of audio or visual signals or electricity shall be kept and maintained underground or enclosed within the Premises or appropriately screened from view; and no temporary structure shall be placed or permitted on the Premises or the Property without the prior written consent of Landlord.

        8.10 NO ANIMALS. Tenant covenants and agrees that no animals (OTHER THAN SEEING-EYE DOGS) shall be permitted or kept on the Premises or the Property.

        8.11 RESTRICTION ON SIGNS AND EXTERIOR LIGHTING. Tenant's EXTERIOR GROUND SIGN AND BUILDING SIGNAGE AS OF NOVEMBER 5, 1998 IS APPROVED BY LANDLORD. Tenant covenants and agrees that no other signs or advertising devices of any nature shall be erected or maintained by Tenant on the Premises or the Property and no exterior lighting shall be permitted on the Premises or the Property except as approved in writing by Landlord.

        8.12 NO VIOLATION OF COVENANTS. Tenant covenants and agrees not to commit, suffer or permit any violation of any covenants, conditions or restrictions affecting the Premises or the Property, SO LONG AS TENANT HAS BEEN NOTIFIED IN WRITING OF SUCH COVENANTS AND HAS BEEN PROVIDED A COPY OF SAME.

        8.13 RESTRICTION ON CHANGES AND ALTERATIONS. Tenant may not make any structural or interior alterations, which change the Premises from the condition that existed AS OF THE EXECUTION OF THIS LEASE. If Tenant desires to have alterations made, Tenant shall provide Landlord's managing agent with two (2) complete sets of construction drawings, and such agent shall then determine the cost of the work to be done pursuant to such drawings (such cost to include a construction supervision fee of 5% of such cost to be paid to Landlord's managing agent IF LANDLORD COORDINATES SUCH WORK WITH CONTRACTORS), and submit the cost to Tenant. Tenant may then either agree to pay Landlord the cost, in which event Landlord shall cause the work to be done, or Tenant may withdraw its request for alterations. BROADBAND MAY MAKE NON-STRUCTURAL ALTERATIONS WHICH (I) DO NOT REQUIRE A BUILDING PERMIT, (II) DO NOT CREATE AN UNREASONABLE BURDEN ON THE LOAD BEARING CAPACITY OF THE FLOOR OR ANY OTHER STRUCTURAL COMPONENT OF THE BUILDING, AND (III) DO NOT MODIFY, CONNECT TO, OR INTERFERE WITH ANY OF THE BUILDING SYSTEMS (SUCH AS HVAC, ELECTRICAL OR PLUMBING SYSTEMS); PROVIDED THAT, HIGHWOODS IS GIVEN AT LEAST TEN BUSINESS DAYS TO REVIEW AND APPROVE THE FINAL CONSTRUCTION PLANS AND DRAWINGS BEFORE THE WORK IS STARTED, WHICH APPROVAL SHALL NOT BE UNREASONABLY WITHHELD OR CONDITIONED. LANDLORD SHALL ADVISE TENANT AT THE TIME OF THE REQUESTED STRUCTURAL OR NON-STRUCTURAL CHANGE OR ALTERATION WHETHER TENANT SHALL BE REQUIRED at the termination of this Lease or vacation of the Premises by Tenant to restore (at Tenant's sole cost and expense) the Premises to the same condition as existed at the commencement of the term, ordinary wear and tear and damage by insured casualty only excepted. LANDLORD AND TENANT ACKNOWLEDGE THAT TENANT ALREADY OCCUPIES THE PREMISES PURSUANT TO A LEASE OF SPACE DATED FEBRUARY 25, 1993, BETWEEN WACHOVIA BANK OF NORTH CAROLINA, N.A., NOT PERSONALLY BUT AS TRUSTEE FOR THE WACHOVIA REAL ESTATE FUND, (LANDLORD'S PREDECESSOR IN INTEREST), AND TENANT ("WACHOVIA LEASE), WHICH WACHOVIA LEASE PROVIDES IN SECTION 13.1:

           "TENANT COVENANTS AND AGREES TO SURRENDER POSSESSION OF THE DEMISED PREMISES TO LANDLORD, IN THE SAME CONDITION AS WHEN TENANT FIRST OCCUPIED THE DEMISED PREMISES, ORDINARY WEAR AND TEAR, CHANGES (AS CONTEMPLATED PURSUANT TO SECTION 8.13 OF THIS LEASE), AND DAMAGES BY FIRE OR OTHER CASUALTY (AS PERMITTED BY ARTICLE IX, OF THIS LEASE) EXCEPTED."

PRIOR TO FEBRUARY 1, 1999, LANDLORD AND TENANT AGREE TO CONDUCT AN AUDIT, AT TENANT'S EXPENSE, OF THE PREMISES TO DETERMINE WHAT RESTORATION WILL BE REQUIRED OF TENANT TO COMPLY WITH THE TENANT'S RESTORATION OBLIGATIONS UNDER THE WACHOVIA LEASE. THE RESULTS OF THIS AUDIT WILL BE REDUCED TO WRITING AND SIGNED BY LANDLORD AND TENANT, AND SHALL GOVERN TENANT'S RESTORATION OBLIGATIONS FOR THE PREMISES AS OF THE COMMENCEMENT DATE OF THIS LEASE. IN ADDITION TO ANY OTHER RESTORATION OBLIGATIONS TENANT HAS UNDER THE TERMS OF THIS LEASE, TENANT SHALL RESTORE THE PREMISES IN ACCORDANCE WITH THE TERMS OF THE AUDIT AT THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE. However, Landlord may elect to require Tenant to leave alterations performed for it unless at the time of such alterations Landlord agreed in writing that Tenant could remove them on expiration or termination of this Lease, and if Tenant does so remove Tenant shall repair any damage occasioned by such removal.

        8.14 NO MECHANICS LIENS. Tenant covenants and agrees not to permit or suffer, and to cause to be removed and released, any mechanics, materialmen or other lien on account of supplies, machinery, tools, equipment, labor or material furnished or used in connection with the construction, alteration, improvement, addition to or repair of the Premises by, through or under Tenant. Tenant shall have the right to contest, in good faith and with reasonable diligence, the validity of any such lien or claimed lien, provided that Tenant shall give to Landlord such security as may be reasonably requested by Landlord to insure the payment of any amounts claimed, including interests and costs, and to prevent any sale, foreclosure or forfeiture of any interest in the Property on account of any such lien and provided that, on final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered, with interests and costs, and will cause the lien to be released and any judgment satisfied.

        8.15 NO OTHER ENCUMBRANCES. Tenant covenants and agrees not to obtain any financing secured by Tenant's interest in the Premises and not to encumber the Premises, or Landlord or Tenant's interest therein, without the prior written consent of Landlord, and to keep the Premises free from all liens and encumbrances except those created by Landlord.

        8.16 SUBORDINATION TO LANDLORD MORTGAGES. Tenant covenants and agrees that, at Landlord's option, this Lease and Tenant's interest in the Premises shall be junior and subordinate to any mortgage or deed of trust now or hereafter encumbering the Property if in any mortgage or deed of trust given hereunder, the mortgagee or beneficiary under such mortgage or deed of trust agrees in writing, or adequate provision is made in the mortgage or deed of trust, that, in the event of foreclosure of any such mortgage or deed of trust, Tenant shall not be disturbed in its possession of the Premises conditioned only on Tenant attorning to the party acquiring title to the Property as the result of such foreclosure. Tenant covenants and agrees, within fifteen (15) days of request of Landlord, to execute SUCH COMMERCIALLY REASONABLE documents as may be necessary or appropriate to confirm and establish this Lease as subordinate to any such mortgage or deed of trust in accordance with the foregoing provisions. Alternatively, Tenant covenants and agrees that, at Landlord's request, Tenant shall execute COMMERCIALLY REASONABLE documents as may be necessary to establish this Lease and Tenant's interest in the Premises as superior to any such mortgage or deed of trust. If Tenant fails to execute any documents required to be executed by Tenant under the provisions hereof, Tenant hereby makes, constitutes and irrevocably appoints Landlord as Tenant's attorney in fact and in Tenant's name, place and stead to execute any such documents.

        8.17 NO ASSIGNMENT OR SUBLETTING. TENANT MAY ASSIGN THE LEASE IN ITS ENTIRETY OR MAY SUBLEASE ALL OR ANY PORTION OF THE PREMISES WITHOUT LANDLORD'S CONSENT TO (A) ANY ENTITY RESULTING FROM A MERGER OR CONSOLIDATION WITH TENANT;
(B) ANY ENTITY SUCCEEDING TO THE BUSINESS AND ASSETS OF TENANT; OR (C) ANY SUBSIDIARY OR AFFILIATE OF TENANT SO LONG AS THE FINANCIAL STRENGTH OF THE RESULTING TENANT OR SUBTENANT IS EQUAL TO OR GREATER THAN THAT OF TENANT AND THE RESULTING TENANT'S OR SUBTENANT'S USE DOES NOT CONFLICT WITH LOCAL ORDINANCES OR PRIVATE COVENANTS APPLICABLE TO THE BUILDING. WITH THE EXCEPTION OF THE FOREGOING,Tenant may not assign or encumber this Lease or its interest in the Premises arising under this Lease, and may not sublet any part or all of the Premises without the written consent of Landlord first had and obtained. Any assignment or sublease to which Landlord may consent (one consent not being any basis that Landlord should grant any further consent) shall not relieve Tenant of any or all of its obligations hereunder. For the purpose of the Section 8.17, the word "assignment" shall be defined and deemed to include the following: (i) if Tenant is a partnership, the withdrawal or change, whether voluntary, involuntary or by operation of law of partners owning thirty percent (30%) or more of the partnership, or the dissolution of the partnership; (ii) if Tenant consists of more than one person, an assignment, whether voluntary, involuntary, or by operation of law, by one person to one of the other persons that is a Tenant; (iii) if Tenant is a corporation, any dissolution or reorganization of Tenant, or the sale or other transfer of a controlling percentage (hereafter defined) of capital stock of Tenant other than to an affiliate or subsidiary or the sale of fifty-one percent (51%) in value of the assets of Tenant; (iv) if Tenant is a Limited Liability Company, the change of members whose interest in the Company is 50% or more. The phrase "controlling percentage" means the ownership of, and the right to vote, stock possessing at least fifty-one percent (51%) of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors, or such lesser percentage as is required to provide actual control over the affairs of the corporation. Acceptance of Rent by Landlord after any non-permitted assignment shall not constitute approval thereof by Landlord. Notwithstanding the foregoing provisions of this Section 8.17, Tenant may assign or sublease part or all of the Premises without Landlord's consent to: (i) any corporation or partnership that controls, is controlled by, or is under common control with, Tenant; or (ii) any corporation resulting from the merger or consolidation with Tenant or to any entity that acquires all of Tenant's assets as a going concern of the business that is being conducted on the Premises, as long as the assignee or sublessee is a bona fide entity and assumes the obligations of Tenant, and continues the same use as permitted under Section 8.1. However, Landlord must be given prior written notice of any such assignment or subletting, and failure to do so shall be a default hereunder. Landlord will never consent to an assignment or sublease that might result in a use that conflicts with the rights of an existing tenant.

        In no event shall this Lease be assignable by operation of any law, and Tenant's rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings. Tenant is not, may not become, and shall never represent itself to be an agent of Landlord, and Tenant acknowledges that Landlord's title is paramount, and that it can do nothing to affect or impair Landlord's title.

        If this Lease shall be assigned or the Premises or any portion thereof sublet by Tenant at a rental that exceeds the rentals to be paid to Landlord hereunder, attributable to the Premises or portion thereof so assigned or sublet, then any such excess shall be paid over to Landlord by Tenant.

        LANDLORD ACKNOWLEDGES THAT THE CURRENT SUBTENANCY OF BOSCH TELECOM, INC. IN APPROXIMATELY 20,000 SQUARE FEET OF THE PREMISES IS APPROVED.

        8.18 ANNUAL FINANCIAL STATEMENTS. Tenant covenants and agrees to furnish to Landlord annually, within ninety (90) days after the end of each fiscal year of Tenant, copies of financial statements of Tenant, audited if requested by Landlord, by a certified public accountant, and agrees that Landlord may deliver any such financial statements to any existing or prospective mortgagee or purchaser of the Property. The financial statements shall include a balance sheet as of the end of, and a statement of profit and loss for, the preceding fiscal year of Tenant. TENANT'S FAILURE TO PROVIDE THE FINANCIAL STATEMENTS TO LANDLORD SHALL NOT CONSTITUTE AN EVENT OF DEFAULT UNLESS TENANT FAILS TO PROVIDE THE FINANCIAL STATEMENTS TO LANDLORD WITHIN THIRTY (30) DAYS AFTER WRITTEN NOTICE FROM LANDLORD.

        8.19 PAYMENT OF INCOME AND OTHER TAXES. Tenant covenants and agrees to pay promptly when due all property taxes on personal property of Tenant on the Premises and all federal, state and local income taxes, sales taxes, use taxes, Social Security taxes, unemployment taxes and taxes withheld from wages or salaries paid to Tenant's employees, the nonpayment of which might give rise to a lien on the Premises or Tenant's interest therein, and to furnish, if requested by Landlord, written evidence of such payments.

        8.20 ESTOPPEL CERTIFICATES. Tenant covenants and agrees to execute, acknowledge and deliver to Landlord, within ten (10) business days of Landlord's written request, a written statement certifying that this Lease is unmodified (or, if modified, stating the modifications) and in full force and effect; stating the dates to which Base Rent has been paid; stating the amount of the Security Deposit held by Landlord; stating the amount of Monthly Deposits held by Landlord for the then tax and insurance year; and stating whether or not Landlord is in default under this Lease (and, if so, specifying the nature of the default). Tenant agrees that such statement may be delivered to and relied upon by any existing or prospective mortgagee or purchaser of the Property. Tenant agrees that a failure to deliver such a statement within ten (10) days after written request from Landlord shall be conclusive upon Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord; that there are no uncured defaults by Landlord under this Lease; and that any representation by Landlord with respect to Base Rent, the Security Deposit and Monthly Deposits are true.

        8.21 LANDLORD RIGHT TO INSPECT AND SHOW PREMISES AND TO INSTALL FOR SALE SIGNS. Tenant covenants and agrees that Landlord and authorized representatives of Landlord shall have the right to enter the Premises at any reasonable time during ordinary business hours for the purposes of inspecting or maintaining the same, and making such repairs, alterations or changes as Landlord deems necessary, or performing any obligations of Tenant which Tenant has failed to perform hereunder or for the purposes of showing the Premises to any existing or prospective mortgagee, purchaser or lessee of the Property or the Premises. Tenant covenants and agrees that Landlord may at any time and from time to time place on the Property or the Premises a sign advertising the Property or the Premises for sale or for lease.

        8.22 LANDLORD TITLE TO FIXTURES, IMPROVEMENTS AND EQUIPMENT. Tenant covenants and agrees that all fixtures and improvements on the Premises and all equipment and personal property relating to the use and operation of the Premises (as distinguished from operations incident to the business of Tenant), including all plumbing, heating, lighting, electrical and air conditioning fixtures and equipment, whether or not attached to or affixed to the Premises, and whether now or hereafter located upon the Premises, shall be and remain the property of the Landlord upon expiration of the Lease Term.

        8.23 REMOVAL OF TENANT'S EQUIPMENT. Tenant covenants and agrees to remove, not later than the expiration date of the Lease Term, all of Tenant's Equipment, as hereinafter defined. "Tenant's Equipment" shall mean all equipment, apparatus, machinery, signs, furniture, furnishings and personal property used in the operation of the business of Tenant (as distinguished from the use and operation of the Premises). If such removal shall injure or damage the Premises, Tenant covenants and agrees, at its sole cost and expense, at or prior to the expiration of the Lease Term, to repair such injury and damage in good and workmanlike fashion and to place the Premises in the same condition as the Premises would have been in if such Tenant's Equipment had not been installed. If Tenant fails to remove any Tenant's Equipment by the expiration of the Lease Term, Landlord may, at its option, keep and retain any such Tenant's Equipment or dispose of the same and retain any proceeds thereof and Landlord shall be entitled to recover from Tenant any costs or expenses of Landlord in removing the same and in restoring the Premises in excess of the actual proceeds, if any, received by Landlord from disposition thereof.

        8.24 TENANT INDEMNIFICATION OF LANDLORD. Tenant covenants and agrees to protect, indemnify and save Landlord harmless from and against all liability, obligations, claims, damages, penalties, causes of action, costs and expenses, including REASONABLE attorneys' fees ACTUALLY INCURRED at all tribunal levels, imposed upon, incurred by or asserted against Landlord by reason of (a) any accident, injury to or death of any person or loss of or damage to any property occurring on or about the Premises UNLESS RESULTING FROM LANDLORD'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; (b) any act or omission of Tenant or Tenant's officers, employees, agents, guests or invitees or of anyone claiming by, through or under Tenant; (c) any use which may be made of, or condition existing upon, the Premises; (d) any improvements, fixtures or equipment upon the

Premises; (e) any failure on the part of Tenant to perform or comply with any of the provisions, covenants or agreements of Tenant contained in this Lease; (f) any violation of any law, ordinance, order, rule or regulation of governmental authorities having jurisdiction by Tenant or Tenant's officers, employees, agents, guests or invitees or by anyone claiming by, through or under Tenant; and (g) any repairs, maintenance or changes to the Premises by, through or under Tenant. Tenant further covenants and agrees that, in case any action, suit or proceeding, is brought against Landlord by reason of any of the foregoing, Tenant will, at Tenant's sole cost and expense, defend Landlord in any such action, suit or proceeding, with counsel acceptable to Landlord.

        8.25 WAIVER BY TENANT. Tenant waives and releases any claims Tenant may have against Landlord or Landlord's officers, agents or employees for loss, damage or injury to person or property sustained by Tenant or Tenant's officers, agents, employees, guests, invitees or anyone claiming by, through or under Tenant resulting from any cause whatsoever other than Landlord's gross negligence or willful misconduct; EXCEPT THAT, SUCH WAIVER SHALL NOT APPLY TO THIRD PARTY CLAIMS FOR PERSONAL INJURY OR DEATH WHEN SUCH CLAIMS ARISE FROM THE NEGLIGENT ERROR OR OMISSION OF LANDLORD OR ITS EMPLOYEES OR AGENTS.

        8.26 RELEASE UPON TRANSFER BY LANDLORD. In the event of a transfer by Landlord of the Property or of Landlord's interest as Landlord under this Lease, Landlord's successor or assign shall take subject to and be bound by this Lease and, in such event, Tenant covenants and agrees that: Landlord shall be released from all obligations of Landlord under this Lease, except obligations which arose and matured prior to such transfer by Landlord; that Tenant shall thereafter look solely to Landlord's successor or assign for satisfaction of the obligations of Landlord under this Lease; and that Tenant shall attorn to such successor or assign.

        8.27 COMPLIANCE WITH ADA. Tenant covenants and agrees that nothing shall be done or kept by Tenant on the Premises or in the Common Facilities in violation of ADA, and that Tenant shall maintain, repair, replace, keep and use the Premises and all improvements, fixtures and personal property therein and thereon, and conduct its business within the Premises, in accordance with the requirements of ADA. If any improvements, alterations or repairs to the Premises are required by governmental authority under ADA or its implementing regulations or guidelines, Tenant shall be solely responsible for all non-structural items and any structural items due to Tenant's specific use of the Premises. Tenant covenants and agrees to pay all costs and expenses in connection with the performance of its obligations under this Section 8.27. Nothing contained in this Section 8.27 shall be construed to limit the generality of the provisions of Section 8.2 respecting Tenant's obligation to comply with applicable laws and of the provisions of Section 8.13 respecting Tenant's obligation to comply with ADA and other applicable laws in connection with any Change.

        8.28 LANDLORD INDEMNIFICATION OF TENANT. LANDLORD SHALL INDEMNIFY AND HOLD TENANT HARMLESS FROM AND AGAINST ANY AND ALL THIRD PARTY CLAIMS FOR PERSONAL INJURY OR DEATH ASSERTED AGAINST TENANT ARISING SOLELY OUT OF ANY NEGLIGENT ERROR OR OMISSION OF LANDLORD, OR ITS EMPLOYEES OR AGENTS, OCCURRING IN OR ABOUT THE PREMISES OR BUILDING.


IX.     DAMAGE OR DESTRUCTION.

        9.1 TENANT'S NOTICE OF DAMAGE. If any portion of the Premises shall be damaged or destroyed by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord ('Tenant's Notice of Damage").

        9.2 OPTIONS TO TERMINATE IF DAMAGE SUBSTANTIAL. Upon receipt of Tenant's Notice of Damage, Landlord shall promptly proceed to determine the nature and extent of the damage or destruction and to estimate the time necessary to repair or restore the Premises. As soon as reasonably possible, Landlord shall give written notice to Tenant stating Landlord's estimate of the time necessary to repair or restore the Premises ("Landlord's Notice of Repair Time"). If Landlord reasonably estimates that repair or restoration of the Premises cannot be completed within 180 days from the time of Tenant's Notice of Damage, Landlord and Tenant shall each have the option to terminate this Lease. In the event, however, that the damage or destruction was caused by the GROSS NEGLIGENCE OR WILLFUL MISCONDUCT of Tenant or Tenant's officers, employees, agents, guests or invitees or of anyone claiming by, through or under Tenant, Landlord shall have the option to terminate this Lease if Landlord reasonably estimates that the repair or restoration cannot reasonably be completed within 180 days from the time of Tenant's Notice of Damage, but Tenant shall not have the option to terminate this Lease. Any option granted hereunder shall be exercised by written notice to the other party given within 10 days after Landlord's Notice of Repair Time. In the event either Landlord or Tenant exercises its option to terminate this Lease, the Lease Term shall expire 10 days after the notice by either Landlord or Tenant exercising such party's option to terminate this Lease. In the event of termination of this Lease under the provisions hereof, Landlord shall refund to Tenant such amounts of Base Rent and Additional Rent theretofore paid by Tenant as may be applicable to the period subsequent to the time of Tenant's Notice of Damage less the reasonable value of any use or occupation of the Premises by Tenant subsequent to the time of Tenant's Notice of Damage.

        9.3 OBLIGATIONS TO REPAIR AND RESTORE. In the event there are sufficient funds, and such funds are available to Landlord to repair and restore and repair of the Premises, and restoration can be completed within the period specified in
Section 9.2, in Landlord's reasonable estimation, this Lease shall continue in full force and effect and Landlord shall proceed forthwith to cause the Premises to be repaired and restored with reasonable diligence and there shall be abatement of Base Rent and Additional Rent proportionate to the extent of the space and period of time that Tenant is unable to use and enjoy the Premises.

        9.4 APPLICATION OF INSURANCE PROCEEDS. The proceeds of any Casualty Insurance maintained on the Premises, other than casualty insurance maintained by Tenant on fixtures and personal property of Tenant, shall be paid to and become the property of Landlord, subject to any obligation of Landlord to cause the Premises to be repaired and restored, which obligation is contingent on casualty insurance proceeds adequate to complete the repair or restoration being available to Landlord.

X.      CONDEMNATION.

        10.1 TAKING - SUBSTANTIAL TAKING - INSUBSTANTIAL TAKING. A "Taking" shall mean the taking of all or any portion of the Premises as a result of the exercise of the power of eminent domain or condemnation for public or quasi-public use or the sale of all or part of the Premises under the threat of condemnation. A "Substantial Taking" shall mean a Taking of so much of the Premises that the Premises cannot thereafter be reasonably used by Tenant for carrying on, at substantially the same level or scope, the business theretofore conducted by Tenant on the Premises. An "Insubstantial Taking" shall mean a Taking such that the Premises can thereafter continue to be used by Tenant for carrying on, at substantially the same level or scope, the business theretofore conducted by Tenant on the Premises.

        10.2 TERMINATION ON SUBSTANTIAL TAKING. If there is a Substantial Taking with respect to the Premises, the Lease Term shall expire on the date of vesting of title pursuant to such Taking. In the event of termination of this Lease under the provisions hereof, Landlord shall refund to Tenant such amounts of Base Rent and Additional Rent theretofore paid by Tenant as may be applicable to the period subsequent to the time of termination of this Lease.

        10.3 RESTORATION ON INSUBSTANTIAL TAKING. In the event of an Insubstantial Taking, this Lease shall continue in full force and effect, Landlord shall proceed forthwith to cause the Premises to be restored as near as may be to the original condition thereof and there shall be abatement of Base Rent and Additional Rent proportionate to the extent of the space so taken.

        10.4 RIGHT TO AWARD. The total award, compensation, damages or consideration received or receivable as a result of a Taking ("Award") shall be paid to and be the property of Landlord, whether the Award shall be made as compensation for diminution of the value of the leasehold or the fee of the Premises or otherwise and Tenant hereby assigns to Landlord, all of Tenant's right, title and interest in and to any such Award. Tenant covenants and agrees to execute, immediately upon demand by Landlord, such documents as may be necessary to facilitate collection by Landlord of any such Award. Tenant, however, shall be entitled to apply for compensation, if available, for its relocation and for any of its personal property taken.

XI.     DEFAULTS BY TENANT.

        If Tenant: (i) FAILS TO PAY RENT or any other sum of money which Tenant is obligated to pay, as provided in this Lease, WHEN DUE (A "LATE PAYMENT"), THEN TWICE DURING ANY CALENDAR YEAR SUCH LATE PAYMENT SHALL NOT BE CONSIDERED AN EVENT OF DEFAULT, IF, WITHIN FIVE (5) DAYS AFTER WRITTEN NOTICE FROM LANDLORD (THE "GRACE PERIOD"), TENANT SUBMITS THE RENT DUE, INCLUDING THE LATE CHARGE OF FOUR PERCENT (4%), FOR SUCH MONTH. LANDLORD SHALL FORGIVE TENANT ONLY TWO (2) LATE PAYMENTS PER CALENDAR YEAR, ANY ADDITIONAL LATE PAYMENT SHALL CONSTITUTE AN EVENT OF DEFAULT; or (ii) breaches any other agreement, covenant or obligation herein set forth and such breach shall continue and not be remedied within fifteen (15) days after Landlord shall have given Tenant written notice specifying the breach, or if such breach cannot, with due diligence, be cured within said period of fifteen (15) days and Tenant does not within said fifteen
(15) day period commence and thereafter with reasonable diligence completely cure the breach within thirty (30) days after notice; or (iii) files (or has filed against it and not stayed or vacated within sixty (60) days after filing) any petition or action for relief under any creditor's law (including bankruptcy, reorganization, or similar action), either in state or federal court; or (iv) makes any transfer in fraud of creditors as defined in Section 548 of the United States Bankruptcy Code (11U.S.C. 548, as amended or replaced), has a receiver appointed for its assets (and appointment shall not have been stayed or vacated within thirty (30) days), or makes an assignment for benefit of creditors; then Tenant shall be in default hereunder, and, in addition to any other lawful right or remedy which it may have, Landlord may do the following:
(i) terminate this Lease; (ii) repossess the Premises, and with or without terminating, relet the same at such amount as Landlord deems reasonable; and if the amount for which the Premises is relet is less than Tenant's Rent and all other obligations of Tenant to Landlord hereunder, Tenant shall immediately pay the difference or demand to Landlord, but if in excess of Tenant's Rent, and all other obligations of Tenant hereunder, the entire amount obtained from such reletting shall belong to Landlord, free of any claim of Tenant thereto; (iii) seize and hold any personal property of Tenant located in the Premises and assert against the same a lien for monies due Landlord; or (iv) without obtaining any court authorization, lock the Premises and deny Tenant access thereto. All reasonable expenses of Landlord in repairing, restoring, or altering the Premises for reletting as general office space, together with leasing fees and all other expenses in seeking and obtaining a new tenant, shall be charged to and be a liability of Tenant. Landlord's reasonable attorneys' fees in pursuing any of the foregoing remedies, or in collecting any Rent due by Tenant hereunder, shall be paid by Tenant.

        Tenant further agrees that Landlord may obtain an order for summary ejectment from any court of competent jurisdiction without prejudice to Landlord's rights to otherwise collect rents from Tenant.

        All rights and remedies of Landlord are cumulative, and the exercise of any one shall not be an election excluding Landlord at any other time from exercise of a different or inconsistent remedy. No exercise by Landlord of any right or remedy granted herein shall constitute or effect a termination of this Lease unless Landlord shall so elect by written notice delivered to Tenant.

        No waiver by Landlord of any covenant or condition shall be deemed to imply or constitute a further waiver of the same at a later time, and acceptance of Rent by Landlord, even with knowledge of a default by Tenant, shall not constitute a waiver of such default.

XII.    SURRENDER AND HOLDING OVER.

        12.1 SURRENDER UPON LEASE EXPIRATION. Upon the expiration or earlier termination of this Lease, or on the date specified in any demand for possession by Landlord after any Default by Tenant, Tenant covenants and agrees to surrender possession of the Premises to Landlord in the same condition as when Tenant first occupied the Premises, ordinary wear and tear and damage by fully insured casualty (FOR ITEMS LANDLORD IS REQUIRED TO INSURE UNDER THE TERMS OF THIS LEASE) excepted.

        12.2 HOLDING OVER. If Tenant shall hold over after the expiration of the Lease Term or other termination of this Lease, such holding over shall not be deemed to be a renewal of this Lease but shall be deemed to create a tenancy-at-sufferance and by such holding over Tenant shall continue to be bound by all of the terms and conditions of this Lease except that during such tenancy-at-sufferance, Tenant shall pay to Landlord (a) Rent at the rate equal to two hundred percent (200%) of that provided for in the foregoing Article 4, and (b) any and all operating expenses and other forms of Additional Rent payable under the terms of this Lease. The increased Rent during such holding over is intended to partially compensate Landlord for losses, damages and expenses, including frustrating and delaying Landlord's ability to secure a replacement tenant. IN THE EVENT TENANT GIVES LANDLORD AT LEAST NINE (9) MONTHS PRIOR NOTICE OF ITS INTENT TO HOLDOVER FOR THREE (3) MONTHS AT THE END OF THE TERM OF THE LEASE, THEN THE TENANT MAY HOLDOVER FOR THREE (3) MONTHS (BUT NOT MORE THAN THREE (3) MONTHS) ("PERMISSIBLE HOLDOVER PERIOD") AND THE MONTHLY HOLDOVER RATE DURING THE PERMISSIBLE HOLDOVER PERIOD SHALL BE ONE HUNDRED AND FIFTY PERCENT (150%), AFTER WHICH THE TENANT SHALL BE A TENANT-AT-SUFFERANCE AND THE HOLDOVER RATE SHALL BE TWO HUNDRED PERCENT (200%) AS PROVIDED ABOVE. If Landlord loses a prospective tenant because Tenant fails to vacate the Premises on expiration of this Lease after notice to do so, Tenant will be liable for such damages as Landlord can prove because of Tenant's wrongful failure to vacate.

XIII.   MISCELLANEOUS.

        13.1 NO IMPLIED WAIVER. No failure by Landlord to insist upon the strict performance of any term, covenant or agreement contained in this Lease, no failure by Landlord to exercise any right or remedy under this Lease, and no acceptance of full or partial payment during the continuance of any Default by Tenant, shall constitute a waiver of any such term, covenant or agreement or a waiver of any such right or remedy or a waiver of any such Default by Tenant.

        13.2 SURVIVAL OF PROVISIONS. Notwithstanding any termination of this Lease, the same shall continue in force and effect as to any provisions hereof which require observance or performance by Landlord or Tenant subsequent to termination.

        13.3 RIGHT TO RELOCATE.

        13.4 COVENANTS INDEPENDENT. This Lease shall be construed as if the covenants herein between Landlord and Tenant are independent, and not dependent.

        13.5 COVENANTS AS CONDITIONS. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

        13.6 TENANT'S REMEDIES. Tenant may bring a separate action against Landlord for any claim Tenant may have against Landlord under this Lease, provided Tenant shall first give written notice thereof to Landlord and shall afford Landlord a reasonable opportunity to cure any such default. In addition Tenant shall send notice of such default by certified or registered mail, postage prepaid, to the holder of any mortgage or deed of trust covering the Premises TO WHICH TENANT HAS BEEN NOTIFIED IN WRITING, the Property or any portion thereof of whose address

Tenant has been notified in writing, and shall afford such holder a reasonable opportunity to cure any default on Landlord's behalf. In no event will Landlord be responsible to Tenant for any damages for loss of profits or interruption of business as a result of any default by Landlord hereunder.

        13.7 BINDING EFFECT. This Lease shall extend to and be binding upon the heirs, executors, legal representative, successors and assigns of the respective parties hereto. The terms, covenants, agreements and conditions in this Lease shall be construed as covenants running with the Land.

        13.8 NOTICES AND DEMANDS. All notices, demands or billings under this Lease shall be in writing, signed by the party giving the same and shall be deemed properly given and received when actually given and received or three (3) business days after mailing, if sent by registered or certified United States mail, postage prepaid, addressed the party to receive the notice at the address set forth for such party in the first paragraph of this Lease or at such other address as either party may notify the other in writing, with copies, in the case of notices given by Tenant to Landlord, to HIGHWOODS REALTY LIMITED PARTNERSHIP, 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604. Notices on behalf of either party may be given by such party's respective counsel. Addresses for notices may be changed in the same manner provided for giving notices but shall not be effective until ten (10) days elapse after their receipt.

        13.9 TIME OF THE ESSENCE. Time is of the essence under this Lease, and all provisions herein relating thereto shall be strictly construed.

        13.10 CAPTIONS FOR CONVENIENCE. The headings and captions hereof are for convenience only and shall not be considered in interpreting the provisions hereof.

        13.11 SEVERABILITY. If any provision of this Lease shall be held invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and there shall be deemed substituted for the affected provisions a valid and enforceable provision as similar as possible to the affected provision.

        13.12 GOVERNING LAW. This Lease shall be interpreted and enforced according to the laws of the State of North Carolina.

        13.13 ENTIRE AGREEMENT. This Lease and any exhibits and addenda referred to herein, constitute the final and complete expression of the parties' agreements with respect to the Premises and Tenant's occupancy thereof. Each party agrees that it has not relied upon or regarded as binding any prior agreements, negotiations, representations, or understandings, whether oral or written, except as expressly set forth herein. Both parties have participated in the preparation of this Lease and in resolving any ambiguities there shall be no presumption that they are construed against the drafting party.

        13.14 NO ORAL AMENDMENT OR MODIFICATIONS. No amendment or modification of this Lease, and no approvals, consents or waivers by Landlord under this Lease, shall be valid or binding unless in writing and executed by the party to be bound.

        13.15 REAL ESTATE BROKERS. Tenant covenants to pay, hold harmless and indemnify the Landlord from and against any and all cost, expense or liability for any compensation, commissions, charges or claims by any broker or other agent with respect to this Lease or the negotiation thereof other than Highwoods Properties, Inc. or any of its affiliates, and any other broker here listed as a Participating Broker: CAPITAL ASSOCIATES, WHOSE ADDRESS IS 1100 CRESCENT GREEN, CARY, NORTH CAROLINA 27511.

        13.16 RELATIONSHIP OF LANDLORD AND TENANT. Nothing contained herein shall be deemed or construed as creating the relationship of principal and agent or of partnership, or of joint venture by the parties hereof, it being understood and agreed that no provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Landlord and Tenant.

        13.17 AUTHORITY OF PARTIES. Each individual executing this Lease on behalf of THE PARTIES represents and warrants that such individual is duly authorized to deliver this Lease on behalf of THE PARTY and that this Lease is binding upon THE PARTIES in accordance with its terms, and agrees to document such authorization to THE OTHER PARTY'S satisfaction if requested to do so.

        13.18 EXCULPATION. Any provision of this Lease to the contrary notwithstanding Landlord shall have no personal liability for payment of any damages or performance of any term, provision or condition under this Lease or under any other instrument in connection with this Lease, and Tenant shall look for such payment or performance to the property, the rents, issues and profits thereof, in satisfaction of any claim, order or judgment Tenant may at any time obtain against Landlord in connection with this Lease.

        13.19 HVAC MAINTENANCE. LANDLORD SHALL BE RESPONSIBLE FOR ANY HVAC EXPENSES OF A CAPITAL NATURE IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP") UNLESS SUCH EXPENSES ARE DUE TO TENANT'S SPECIFIC USAGE OF THE HVAC UNITS/SYSTEMS EXCEEDING THE UNITS/SYSTEMS DESIGNED CAPACITY. AN INDEPENDENT SURVEY OF THE HVAC UNITS/SYSTEMS HAS BEEN PERFORMED TO PROVIDE A LEVEL OF THE CURRENT CONDITION OF THE UNITS/SYSTEMS. ON OR BEFORE FEBRUARY 1, 1999, TENANT SHALL PROVIDE AN INDEPENDENT SURVEY OF TENANT'S CURRENT USAGE TO DETERMINE IF TENANT'S USAGE IS EXCEEDING THE UNITS/SYSTEMS DESIGNED CAPACITY, SUCH SURVEY SHALL BE MUTUALLY APPROVED BY LANDLORD AND TENANT. NOTWITHSTANDING THE FOREGOING, TENANT SHALL BE RESPONSIBLE FOR SECURING AND MAINTAINING A MAINTENANCE CONTRACT ON THE HVAC UNITS/SYSTEMS SERVING THE PREMISES, AN EXAMPLE OF SUCH MAINTENANCE CONTRACT IS ATTACHED AS EXHIBIT F. TENANT SHALL PAY ALL COSTS ASSOCIATED WITH SUCH MAINTENANCE DIRECTLY TO THE PROVIDER OF SUCH MAINTENANCE. TENANT SHALL PROVIDE LANDLORD WITH COPIES OF SUCH MAINTENANCE CONTRACTS IN ORDER FOR LANDLORD TO APPROVE THE EXTENT OF THE MAINTENANCE AGREEMENT.

        13.20 LANDSCAPING/BUILDING EXTERIOR. LANDLORD AND TENANT ACKNOWLEDGE THAT LANDLORD HAS BUDGETED TO RENOVATE THE COMMON AREA CORRIDOR, REPAIR SIDEWALKS, UPGRADE LANDSCAPING AND RESEAL, SPOT REPAIR AND RESTRIPE PARKING LOT, SUCH WORK IS TO BE COMPLETED BY LANDLORD AT LANDLORD'S SOLE COST AND EXPENSE. LANDLORD WILL MAINTAIN THE BUILDING SITE COMPARABLE TO OTHER CLASS A FLEX SPACE IN THE RESEARCH TRIANGLE PARK AREA. LANDLORD SHALL PROVIDE TENANT THE LANDSCAPE RENOVATION PLANS AND SCHEDULE ON OR BEFORE FEBRUARY 1, 1999.

        13.21 MEMORANDUM OF LEASE. AT THE REQUEST OF EITHER PARTY, A MEMORANDUM OF LEASE SHALL BE EXECUTED BY THE PARTIES IN RECORDABLE FORM. THAT MEMORANDUM OF LEASE MAY BE RECORDED IN THE PUBLIC REGISTRY, AT THE COST OF THE REQUESTING PARTY.

        13.22 CAPITAL IMPROVEMENTS. LANDLORD AGREES TO GIVE TENANT NOTICE OF PROPOSED CAPITAL IMPROVEMENTS TO THE LAND AND BUILDING EACH CALENDAR YEAR DURING THE TERM OF THE LEASE, SUCH NOTICE TO BE GIVEN TO TENANT BY THE END OF THE FIRST QUARTER OF THAT CALENDAR YEAR. NOTHING IN THIS PROVISION OR SUCH NOTICE SHALL OBLIGATE LANDLORD TO MAKE ANY SUCH IMPROVEMENTS NOR SHALL IT PRECLUDE THE LANDLORD FROM MAKING OTHER CAPITAL IMPROVEMENTS, WHICH IN THE JUDGEMENT AND DISCRETION OF LANDLORD SHOULD BE MADE TO THE LAND OR BUILDING. IF LANDLORD, FOR ANY REASON, FAILS TO GIVE TENANT NOTICE OF THE PROPOSED CAPITAL IMPROVEMENTS, THEN TENANT'S SOLE REMEDY SHALL BE TO REQUEST THE INFORMATION FROM LANDLORD, AND LANDLORD SHALL HAVE TEN (10) BUSINESS DAYS TO PROVIDE THE INFORMATION THAT WOULD BE REQUIRED IN SUCH NOTICE. FOR PURPOSES OF THIS PROVISION, THE TERM "CAPITAL IMPROVEMENTS" SHALL BE SUCH IMPROVEMENTS AS WOULD HAVE TO BE CAPITALIZED UNDER THE EXISTING GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in duplicate originals, all as of the day and year first above written.

TENANT:

BROADBAND TECHNOLOGIES, INC.
a North Carolina Corporation

By:
   -----------------------------------

Name:
     ---------------------------------
Title:
      --------------------------------
Date:

Attest:
      --------------------------------

      -----------------------Secretary



Affix Corporate Seal:




LANDLORD:

HIGHWOODS REALTY LIMITED PARTNERSHIP
By: Highwoods Properties, Inc., its
general partner a Maryland corporation

By:
   -----------------------------------
        James A. Ciao, Vice President

Date:
    ----------------------------------
Attest:
       -------------------------------
        Cathleen C. Morgan, Assistant Secretary



Affix Corporate Seal:

                                 ACKNOWLEDGMENTS





STATE OF _______________________
COUNTY OF _____________________

        I, the undersigned Notary Public, certify that ____________________________________ personally came before me this day and acknowledged that ____he is _____________________ Secretary of ____________________________________________________, a
_________________________ corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by __________________________, as its ________________ President, attested by
______________________________________ as its ____________________ Secretary,
and sealed with its common corporate seal.

        WITNESS my hand and notarial seal, this ______ day of ________________, 19 ______.

                                    ------------------------------------------
                                    Notary Public
                                    My Commission Expires: _____________________

                                    EXHIBIT A

                                    PREMISES

                        [FACILITY ARCHITECTURAL LAYOUT]

                                   EXHIBIT A-1

                         LOT 7, TRIANGLE BUSINESS CENTER

BEGINNING at an iron pipe located at the northwestern corner of Lot 7 as shown on that plat entitled "Triangle Business Center (Plat No. Two)" recorded in Plat Book 107, Page 167, Durham County Registry; said iron pipe being in the eastern right of way line of Stirrup Creek Drive; running thence South 83 degrees 52 minutes 59 seconds East 71.42 feet to an iron pipe set; thence continuing South 83 degrees 05 minutes 26 seconds East 682.28 feet to an iron pipe, said iron pipe being located in the northeastern corner of the tract herein described; running thence South 11 degrees 47 minutes 47 seconds West 279.27 feet to an iron pipe in the line of now or formerly Wachovia Bank & Trust property as shown on plat recorded in Plat Book 103, Page 42, Durham County Registry; runs thence South 14 degrees 57 minutes 52 seconds West 405.96 feet to an iron pipe located in the northern cul de sac line of Twin Creeks Court (60' right of way); runs thence with the northern right of way line of Twin Creeks Court along a curve to the left in a southwesterly direction, said curve having a radius of 60.00 feet, an arc distance of 50.45 feet to a point; thence along a curve to the right in a westerly direction, said curve having a radius of 25.00 feet, an arc distance of
21.68 feet to a point; thence continuing along the northern right of way line of Twin Creeks Court North 73 degrees 30 minutes 50 seconds West 615.19 feet to a point; thence along a curve to the right in a northwesterly direction, said curve having a radius of 145.00 feet, an arc distance of 73.79 feet to a point; thence North 44 degrees 21 minutes 23 seconds West 3.02 feet to a point where the northerly line of the right of way of Twin Creeks Court begins to curve into the easterly right of way line of Stirrup Creek Drive; thence along a curve to the right in a northerly direction, said curve having a radius of 25.00 feet, an arc distance of 36.06 feet to a point in the eastern right of way line of Stirrup Creek Drive; thence along the eastern right of way line of Stirrup Creek Drive as it curves to the left in a northerly direction, said curve having a radius of 405.00 feet, an arc distance of 201.86 feet to a point; thence continuing with the eastern right of way line of Stirrup Creek Drive North 09 degrees 44 minutes 18 seconds East 341.13 feet to the point and place of BEGINNING, containing 11.095 acres (483,339.3 sq. ft.) as shown on that survey entitled "ALTA/ACSM LAND TITLE SURVEY FOR LOT 7 TRIANGLE BUSINESS CENTER HIGHWOODS REALTY LIMITED PARTNERSHIP, CHICAGO TITLE INSURANCE COMPANY AND FIRST UNION NATIONAL BANK OF NORTH CAROLINA" dated 4/20/94, and prepared by Dewberry & Davis, Registered Land Surveyors. For reference, see plat of Lot 7, Triangle Business Center, recorded in Plat Book 107, Page 167, Durham County Registry.

                                    EXHIBIT B
                            ENVIRONMENTAL COMPLIANCE

        I. TENANT'S REPRESENTATIONS, WARRANTIES AND COVENANTS CONCERNING THE USE OF HAZARDOUS SUBSTANCES/PERIODIC NOTICE.

        (a) ACCEPTANCE OF PROPERTY AND COVENANT TO SURRENDER. Tenant accepts the Property as being in good and sanitary order, condition and repair and accepts all buildings and other improvements in their present condition. Tenant agrees on the last day of the term of this Lease, to surrender the Premises to Landlord in good and sanitary order, condition and repair, except for such wear and tear as would be normal for the period of the Tenant's occupancy.

               No spill, deposit, emission, leakage or other release of Hazardous Substances on the Property or the soil, surface water or groundwater thereof shall be deemed to be "wear and tear that would be normal for the period of the Tenant's occupancy." Tenant shall be responsible to promptly and completely clean up any such release caused by Tenant, its officers and employees, agents, contractors, and invitees as shall occur on the Property during the term of this Lease and shall surrender the Property free of any contamination or other damage caused by such occurrences during the term of the Lease.

        (b) MAINTENANCE OF PREMISES. Tenant shall, at its sole cost and expense, keep and maintain the Premises in good and sanitary order, condition, and repair. As part of this maintenance obligation, Tenant shall promptly respond to and clean up any release or threatened release of any Hazardous Substance into the drainage systems, soil, surface water, groundwater, or atmosphere, in a safe manner, in strict accordance with Applicable Law, and as authorized or approved by all federal, state, and/or local agencies having authority to regulate the permitting, handling, and cleanup of Hazardous Substances.

        (c) USE OF HAZARDOUS SUBSTANCES. TENANT HAS PROVIDED TO LANDLORD A LIST OF HAZARDOUS MATERIALS WHICH TENANT USES ON SITE IN CONNECTION WITH ITS OPERATIONS -- A COPY OF WHICH IS ATTACHED TO THE LEASE AS EXHIBIT B-1. Tenant shall not use, store, generate, treat, transport, or dispose of any OTHER Hazardous Substance on the Property without first obtaining Landlord's written approval. Tenant shall notify Landlord and seek such approval in writing at least 30 days prior to bringing any Hazardous Substance onto the Property. Landlord may withdraw approval of any such Hazardous Substance at any time, for reasonable cause related to the threat of site contamination, or damage or injury to persons, property or resources on or near the Property. Upon withdrawal of such approval, Tenant shall immediately remove the Hazardous Substance from the site. Landlord's APPROVAL OF OR failure to approve the use of a Hazardous Substance under this paragraph shall not limit or affect Tenant's obligations under this Lease, including Tenant's duty to remedy or remove releases or threatened releases; to comply with Applicable Law relating to the use, storage, generation, treatment, transportation, and/or disposal of any such Hazardous Substances; or to indemnify Landlord against any harm or damage caused thereby.

        (d) REPORTS TO LANDLORD. For any month in which any Hazardous Substances have been used, generated, treated, stored, transported or otherwise been present on or in the Property pursuant to the provisions of the preceding paragraph, Tenant shall provide Landlord with a written report listing the Hazardous Substances which were present on the Property; all releases of Hazardous Substances that occurred or were discovered on the Property; all compliance activities related to such Hazardous Substances, including all contacts with government agencies or private parties of any kind concerning Hazardous Substances; and all manifests, business plans, consent agreements or other documents relating to Hazardous Substances executed or requested during that time period. The report shall include copies of all documents and correspondence related to such activities and written reports of all oral contacts relating thereto.

        (e) ENTRY BY LANDLORD. Tenant shall permit Landlord and his agents to enter into and upon the Premises, FOLLOWING NOTICE (EXCEPT NO NOTICE SHALL BE REQUIRED IN CASES OF EMERGENCY), at all reasonable times for the purpose of inspecting the Premises and all activities thereon, including activities involving Hazardous Substances, or for purposes of maintaining any buildings on the Property. Such right of entry and inspection shall not constitute managerial or operational control by Landlord over any activities or operations conducted on the Property by Tenant.

II.     TENANT'S INDEMNITY AND RELEASE.

        (a)    INDEMNITY.

               (i) Tenant hereby indemnifies, defends and holds harmless Landlord from and against any suits, actions, legal or administrative proceedings, demands, claims, liabilities, fines, penalties, losses, injuries, damages, expenses or costs, including interest and attorneys' fees, incurred by, claimed or assessed against Landlord under any laws, rules, regulations including, without limitation, Applicable Laws (as hereinafter defined), in any way connected with any injury to any person or damage to any property or any loss to Landlord caused by Tenant, its officers, employees, agents, contractors, and invitees occasioned in any way by Hazardous Substances (as hereinafter defined) on the Property or the Premises.

               (ii) This indemnity specifically includes the direct obligation of Tenant to perform any remedial or other activities required, ordered, recommended or requested by any agency, government official or third party, or otherwise necessary to avoid or minimize injury or liability to any person, or to prevent the spread of pollution, however it came to be located thereon (hereinafter, the "Remedial Work"). Tenant shall perform all such work in its own name in accordance with Applicable Laws (as hereinafter defined).

               (iii) Without waiving, its rights hereunder, Landlord may, at its option, perform such remedial or removal work as described in clause (ii) above, and thereafter seek reimbursement for the costs thereof. Tenant shall permit Landlord access to the Property to perform such remedial activities.

               (iv) Whenever Landlord has incurred costs described in this section, Tenant shall, within 10 days of receipt of notice thereof, reimburse Landlord for all such expenses together with interest from the date of expenditure at the "applicable federal rate" established by the Internal Revenue Service.

        (b) AGENCY OR THIRD PARTY ACTION. Without limiting its obligations under any other paragraph of this Agreement, Tenant shall be solely and completely responsible for responding to and complying with any administrative notice, order, request or demand, or any third party claim or demand relating to potential or actual contamination on the Premises. The responsibility conferred under this paragraph includes but is not limited to responding to such orders on behalf of Landlord and defending against any assertion of Landlord's financial responsibility or individual duty to perform under such orders. Tenant shall assume, pursuant to paragraph (a) above, any liabilities or responsibilities, which are assessed against Landlord in any action described under this paragraph (b).

        (c) RELEASE.

III.    DEFINITIONS.

        (a) HAZARDOUS SUBSTANCE. "Hazardous Substance(s)" shall mean any substance which at any time shall be listed as "hazardous" or "toxic" under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., as amended and the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901 et seq., as amended, or in the regulations implementing such statutes, or which has been or shall be determined at any time by any agency or court to be a hazardous or toxic substance regulated under any other Applicable Laws (as hereinafter defined). The term "Hazardous Substance(s)" shall also include, without limitation, raw materials, building components, the products of any manufacturing or other activities on the Property, wastes, petroleum products, or special nuclear or by-product material as defined by the Atomic Energy Act of 1954, 42 U.S.C. 3011, et seq., as amended.


       (b) APPLICABLE LAW(S). "Applicable Law(s)" shall include, but shall not be limited to, CERCLA, RCRA, the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq., the Clean Air Act, 42 U.S.C. 7401 et seq., as amended, and the regulations promulgated thereunder, and any other federal, state and/or local laws or regulations, whether currently in existence or hereafter enacted or promulgated, that govern or relate to:

         (i) The existence, cleanup and/or remedy of contamination of property;

         (ii) The protection of the environment from spilled, deposited or otherwise emplaced contamination;

         (iii) The control of hazardous or toxic substances or wastes; or

         (iv) The use, generation, discharge, transportation, treatment, removal or recovery of hazardous or toxic substances or wastes, including building materials.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   EXHIBIT B-1
                             CHEMICAL INVENTORY LIST

(TO BE MUTUALLY AGREED UPON BY TENANT AND LANDLORD BY FEBRUARY 1, 1999 AND THEREAFTER ADDED HERETO)



                                    EXHIBIT C

                           TENANT ESTOPPEL CERTIFICATE

[Date]

[Prospective Purchaser]                            [Prospective Lender]
=============================                      =============================

RE:     Lease:   Lease   dated    ________________    between    _____________________________
        ("Landlord")  and  _________________________________________________  ("Tenant") (Copy
        attached)  consisting  of _______  pages,  plus Exhibit A (_______  pages),  Exhibit B
        (______  pages),  Exhibit C (______  pages),  and Amendment  dated  __________________
        (______ pages).
        Premises: _______________________________________________________________,  consisting of approximately ________________ rentable square feet.
        Commencement Date: ___________________________________
        Expiration Date: ________________________________________
        Current Monthly Base Rent: _______________________________
        Security Deposit: ________________________________________
        Monthly Base Rent Paid Through: __________________________

Gentlemen:

        We are the Tenant under the Lease described above. We give you this certificate to permit you to rely on it as conclusive evidence of the matters stated below, in evaluating and completing the purchase by ([Prospective Purchaser] __________________________________________) and the secured loan by
([Prospective Lender] _______________________________________) of the real estate that includes the Premises. We warrant and represent to you as follows:

1. We are the Tenant at the Premises, and are in sole possession of and are occupying the Premises. Tenant has not subleased all or any part of the Premises or assigned the Lease, or otherwise transferred its interest in the Lease or the Premises, EXCEPT AS MAY BE HEREINAFTER STATED.

2. The attached Lease is currently in effect and constitutes the entire agreement between Landlord and Tenant. The Lease has not been amended, modified, or changed whether in writing or orally, except as may be stated in the copy of the Lease attached.

3. The Commencement Date and Expiration Date of the term of the Lease are correctly stated above. Tenant has no options or rights and has not exercised any options or rights to renew, extend, amend, modify, or change the term of the Lease, except as may be stated in the copy of the Lease attached.

4. The Current Monthly Base Rent is correctly stated above. Monthly Base Rent has been paid through the date stated above. No rent has been prepaid for more than one (1) month. Tenant has not been given any free rent, partial rent, rebates, rent abatements, or rent concessions of any kind, except as may be stated in the copy of the Lease attached.

5. Tenant has deposited the Security Deposit stated above with Landlord, and none of the Security Deposit has been applied by Landlord to the payment of rent or any other amounts due under the Lease.

6. Any construction, build-out, improvements, alterations, or additions to the Premises required under the Lease have been fully completed in accordance with the plans and specifications described in the Lease.

7. Landlord has fully performed all of its obligations under the Lease and is not in default under any term of the Lease. In addition, no circumstances exist under which Landlord may be deemed in default merely upon service of notice or passage of time.

8. Tenant has no defenses, set-offs, or counterclaims to the payment of rent and all other amounts due from Tenant to Landlord under the Lease.

9. Tenant has not been granted and has not exercised any options or rights of expansion, purchase, or first refusal concerning the Lease or the Premises, except as may be stated in the copy of the Lease attached.

10. Landlord has not given any consent to Tenant (for example, consent to sublease or alter the Premises) that is required under the Lease before the taking of any action by Tenant, except as may be hereinafter stated.

11. Tenant has not filed and is not the subject of any filing for bankruptcy or reorganization under federal bankruptcy laws.

12. The address for notices to Tenant under the Lease is correctly set forth above.

13. The person signing this letter on behalf of Tenant is a duly authorized agent of Tenant.

Sincerely,
[Tenant]

By:________________________________________

Its_________________________________________

                                    EXHIBIT D
                      HVAC INSPECTION AND SERVICE CONTRACT


                                Service Agreement

                                       for

                               Capital Associates
                    As Agent for BroadBand Technologies, Inc.




                                  May 11, 1998

        Service                1017 Morrisville Pkwy, PO Drawer 185 Morrisville,
       Agreement                                  NC 27560-0185
                                           (919)467-0106 FAX 467-7466

This Agreement is made by and between Applied Control Technology, Inc. and

                               Capital Associates
                                  As Agents for
                             BroadBand Technologies
                            4024 Stirrup Creek Drive
                                Durham, NC 27703
                             Broadbandd Technologies

for services provided for the covered equipment at the following location(s):

                                   Triangle Business Center

Applied Control Technology, Inc. will provide services in accordance with the following schedules and the Standard Terms and Conditions of Sale, which are part of this agreement and noted below.

                               PM Services



   Included  Excluded                                             Inspection
                                                                   Frequency

       X             Preventive Maintenance - Mechanical           Quarterly
                     Equipment

               X     Preventive Maintenance - Control System       N/A

               X     Preventive Maintenance - Fire Alarm System    N/A

               X     Preventive Maintenance - Security System      N/A

       X             Filter Change Labor                           See schedule

                             Support Services


  Included  Excluded

       X            Parts Coverage - Mechanical Equipment          (Schedule A)

               X    Parts Coverage - Controls  (Other than         (Schedule B)
                    HVAC)

               X    Parts Coverage - Fire Alarm System             (Schedule B)

               X    Parts Coverage - Security System               (Schedule B)

       X            Parts Coverage - Filters                       (Schedule C)

               X    Water Treatment                                (Schedule D)

       X            Full Labor Coverage

       X            Refrigerant Recovery/Reclaim

       X            Replacement Refrigerant

       X            Emergency Service

       X            Special Services

Planned Preventive Maintenance

Each preventive maintenance call will be custom prepared to meet special customer requirements and manufacturers' guidelines. In general, maintenance intervals will be scheduled at the frequency noted above, but exact schedules will be determined by season, manufacturing guidelines, and equipment operating hours. During each inspection, operational and efficiency tests will be performed to detect early signs of equipment failure. After each service call, the preventive maintenance checklist, complete with component analysis, will be evaluated to provide the necessary input to update future service requirements.

Parts Coverage

Under this agreement, we will repair or replace worn parts or complete components with new parts or reconditioned components. It is understood that this undertaking by us applies only to the systems and equipment covered in this agreement and specifically included on the attached schedules.

Repair and Emergency Labor

With the inclusion of this coverage, all labor charges, including overtime and mileage fees, for repairs to covered equipment and emergency service for failures of covered equipment, will be provided at no extra charge with reasonable promptness during or after normal business hours. Applied Control Technology's phone lines are answered 24 hours per day, and a minimum of six technicians are on call at any given moment. Absent this coverage, standard rates, including overtime when applicable, will apply.

Special Services
As a function of this agreement, Applied Control Technology shall provide: o Top Priority emergency/trouble call response o Accurate, specific and thorough equipment history reports and logs, maintained for and available to, BroadBand Technologies.
o Recommendations for control strategy and/or operational criteria to minimize system owning and operating costs, provided at no charge to BroadBand Technologies.
o Notification of appropriate BroadBand Technologies personnel upon technician's arrival and departure from facility.
o Annual performance evaluations scheduled with appropriate Capital Associates personnel to insure optimum execution of this agreement.
o Applied Control Technology will familiarize a minimum of three technicians with the site(s).
o Applied Control Technology will recapture and reclaim all refrigerants whenever possible and in a manner consistent with the environmental policies of Capital Associates.
o Guaranteed four hour response time. Two hour response time for units considered critical.

General Notes and Exceptions
None

Standard Terms and Conditions of Sale

Customer agrees to the following items under the scope of this agreement:

o The customer will provide reasonable means of access to all equipment covered under this agreement. This includes freedom to start and stop all primary equipment to perform scheduled services. Arrangements will be made with the owner's representative prior to starting or stopping any equipment.
o In the event that the system(s) is altered, modified, changed, or moved, this agreement is immediately terminable at the option of Applied Control Technology, Inc.

o Warranties for equipment purchased from, but not installed by, Applied Control Technology are limited to those offered by the manufacturer.

o Applied Control Technology's responsibility for injury to persons or property that may be caused by, or arise through, the maintenance, service, or use of the system(s) shall be limited to injury or damage caused directly by our negligence in performing our obligations under this agreement, and in no event shall we be liable for speculative, indirect, or consequential damages.

o In the event it shall become necessary to retain legal council to enforce any of its rights hereunder, BroadBand Technologies agrees that it shall be responsible for payment of all reasonable attorneys' fees, expenses and costs incurred therewith.

o Service Agreement period payments are due on the first day of the covered service period. Any invoice that is not a Service Agreement period payment, with a due date shown, shall be due 30 days from invoice date. Interest charges due on overdue invoices shall accrue from the due date at the rate of 1% per month.

General Exclusions

o All CFC refrigerants (R-11, R-12, R-500, R-502, etc.)

o Repair or replacement of non-maintainable parts of the system such as ductwork, boiler shell and tubes, unit cabinets, boiler refractor material, electrical wiring, hydronic and pneumatic piping, structural supports, etc. is not included under this agreement.

o Repair of pre-existing conditions that are required to place equipment into proper operating condition upon acceptance of this agreement.

o Emergency calls, labor, travel and repair necessitated by improper operation or tampering of equipment or related equipment controls, other than by Applied Control Technology's personnel.

o Deficiencies in system design or alterations to system design which effect system performance or result in improper operation or damage to equipment.

o Handling, removal or disposal of any materials classified as hazardous materials by any government or industry regulations.

o Repairs or damages resulting from occurrences beyond Applied Control Technology control, including, but not limited to, Acts of God, freeze damage, vandalism, facility electrical power problems, strikes or inability of manufacturers/suppliers to furnish necessary equipment, parts, or materials when required.

This agreement shall commence on the date listed below, and shall continue for a period of one year(s), and continue from year-to-year thereafter until terminated. Either party may terminate this agreement by giving a written thirty
(30)day notice, provided all obligations (incurred) are fullfilled.

The agreement price may be adjusted annually based upon prevailing costs of labor and materials.

Capital Associates and BroadBand Technologies agrees that they shall not directly, nor through any of BroadBand Technologies' affiliates, employ any executive, administrative, sales, technical, or other employee of Applied Control Technology, Inc. or any affiliate thereof, including but not limited to Applied Systems Technology, Inc., during the term of this agreement and for a period of one year after the termination of this agreement.

This Service Agreement constitutes the entire and integrated agreement between the parties and supersedes all other documents or agreements, either written or oral, and takes precedence and control over any inconsistent or conflicting provisions in any purchase order issued by Capital Associates and/or BroadBand Technologies Acceptance of service shall constitute agreement to the terms of this Service Agreement. This Agreement may be amended only by written instrument which is executed by both parties.

This agreement shall commence on June 1, 1998.

The annual price for the services detailed herein is $17,520.00.

and is payable on the 10th of the month after the monthly period billed for, in equal sums of $1,460.00.

This proposal is hereby accepted by:

Capital Associates as Agents for                Applied Control Technology, Inc.
BroadBand Technologies


-------------------------------          ---------------------------------------
Authorized Signature                     Authorized Signature


-------------------------------          ---------------------------------------
Title                                    Title

                                               Management Approval _____________
                                                               Salesman:Mordecai
                                                                 Prepared by:mak
-------------------------------
Date           P.O. Number




                                          Schedule A
                               Maintained Mechanical Equipment

                               Inspection Frequency: Quarterly


Unit Number    Equipment Name         Location              Rating    Manufacturer/Model #        Serial #

SS1          Split          1- Manufacturing               10 Ton    Carrier/AE012600         R695591

SS2          Split          1- Office                      10 Ton    Carrier/40BH009-300

SS4          Split          1- Rel. Audit                  10 Ton    Carrier/40BH009-300

1            RTU            1- Manufacturing               8 Ton     Carrier/50RQ010600KB     U599181

2            RTU            1- Manufacturing               8 Ton     Carrier/50RQ010600KB     U599182

3            RTU            1- Break Room                  8 Ton     Carrier/50RQ010600KB     U599184

4            RTU            1- Manufacturing               10 Ton    Carrier/50EG012610FA     U599141

5            RTU            1- Manufacturing  and          10 Ton    Carrier/50EG012610FA     U599143
                            Office

6            RTU            1- Manufacturing and Office    10 Ton    Carrier/50EG012610FA     U599142

7            RTU            2- Office                      10 Ton    Carrier/50EG012610FA     U599139

8            RTU            2- Lab and Training Room       10 ton    Carrier/40DP012610DA     S595494

9            RTU            2- Perimeter                   12 Ton    Carrier/48DP014610AA     R595742

10           RTU            2- Perimeter                   12 Ton    Carrier/48DP014610AA     R595741

10           RTU            Computer Room                  10 Ton    Carrier/50EG012610       S689272

11           RTU            2- Laboratory                  12 Ton    Carrier/48DP014610AA     T594821

12           RTU            2- Office                      12 Ton    Carrier/48DP014610DA     T594807

13           RTU            2- Office                      12 Ton    Carrier/48DP014610AA     T594823

14           RTU            2- Office                      12 Ton    Carrier/48DP014610AA     T594828

15           RTU            2- Laboratory                  8 Ton     Carrier/50RQ010600KB     U599183

17           RTU            2- Laboratory                  8 Ton     Carrier/50RQ010600KB     U599180

20           RTU            1- Mach. Shop                  10 Ton    Carrier/50EG012610FA     U599144

22           RTU            2- Laboratory and CR. G        12 Ton    Carrier/48DP014610AA     T594827

23           RTU            2- Perimeter                   12 Ton    Carrier/48DP014610DA     T594799

24           RTU            2- Perimeter                   12 Ton    Carrier/48DP014610AA     T594825

25           RTU            2- Laboratory                  12 Ton    Carrier/48DP014610DA     S596444

26           RTU            2- Offices                     12 Ton    Carrier/48DP014610DA     S596446

27           RTU            2- Offices                     12 Ton    Carrier/48DP014610DA     S596448

28           RTU            2- Offices                     12 Ton    Carrier/48DP014610AA     T594819

29           RTU            Atrium                         7.5 Ton   Carrier/48LD00800        2285G39122

30           RTU            Atrium                         7.5 Ton   Carrier/48LD00800        2285G39124



                                   Schedule C
                                     Filters


Unit       Unit ID    # Filters per unit   Size      Type      Annual changes
Quantity

3                                          24x24x1          F/G               4

84                                         16x20x2          F/G               4

18                                         16x20x1          F/G               4

26                                         20x20x1          F/G               4

                                    EXHIBIT E
                          OPERATING EXPENSE EXCLUSIONS

   The following items shall be excluded from Operating Expenses pursuant to
Section 4.5 of the Lease:

1. Cost of items considered capital repairs, replacements, improvements and equipment under generally accepted accounting principles consistently applied or otherwise ("Capital Items"), except for (i) the annual amortization (amortized over the useful life) of costs, including financing costs, if any, incurred by Landlord after the Commencement Date for any capital improvements installed or paid for by Landlord and required by and new (or change in) laws, rules or regulations of any governmental or quasi-governmental authority which are enacted after the Commencement Date;
     (ii) the annual amortization (amortized over the useful life) of costs, including financing costs, if any, of any equipment, device or capital improvement purchased or incurred as a labor-saving measure or to affect other economics in the operation or maintenance of the Building (provided the annual amortized costs do not exceed the actual cost savings realized and such savings do not primarily benefit any particular tenant); or (iii) minor capital improvements, tools or expenditures to the extent each such improvement or acquisition costs less than one thousand and no/100 dollars ($1,000.00) and the total cost of same are not in excess of five thousand and no/100 dollars ($5,000.00) in any twelve (12) month period.

2. Rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a Capital Item which is specifically excluded above (excluding, however, equipment not affixed to the Building which is used in providing janitorial or similar services).

3. Costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is reimbursed by insurance proceeds, and costs of all capital repairs, regardless of whether such repairs are covered by insurance.

4. Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant's or other occupants' improvements in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building.

5. Depreciation, amortization and interest payments, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life.

6. Marketing costs including, without limitation, leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building.

7. Expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are not provided to another tenant or occupant of the Building free of charge.

8. Costs incurred by Landlord due to the violation by Landlord or any tenant other than Tenant of the terms and conditions of any lease of space in the Building.

9. Overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis.

10. Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Site (except as permitted herein).

11. Landlord's general corporate overhead and general and administrative expenses; however, a market rate management fee not to exceed four percent (4%) shall be included in Operating Expenses.

12. Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord.

13. Rental and other related expenses incurred in leasing HVAC systems, elevators or other equipment ordinarily considered to be Capital Items, except for (i) expenses in connection with making minor repairs on or keeping Building systems in operation while minor repairs are being made, and (ii) costs of equipment not affixed to the Building which is used in providing janitorial or similar services.

14. Advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building or other tenants' signs.

15. The cost of any electric power used by any other tenant in the Building or electric power costs for which any tenant directly contracts with the local public service company or of which any tenant is separately metered or sub-metered and pays Landlord directly; provided, however, that if any tenant in the Building contracts directly for electric power service or is separately metered or sub-metered during any portion of the relevant period, the total electric power costs for the Building shall be "grossed up" to reflect what those costs would have been had each tenant in the Building used the Building standard amount of electric power.

16. Costs incurred in connection with upgrading the Building to comply with disability, life, fire and safety codes, ordinances, statutes, or other laws in effect prior to the Commencement Date, based on the standards, requirements, and interpretations thereof in effect on the Commencement Date, including, without limitation, the ADA, including penalties or damages incurred due to such non-compliance.

17. Tax penalties incurred as a result of Landlord's negligence, inability or unwillingness and customarily charged by comparable landlords of comparable buildings.

18. Costs arising from the negligence or fault of other tenants or Landlord or its agents, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Landlord or its agents including, without limitation, the selection of Building materials.

19. Notwithstanding any contrary provision of the Lease, including, without limitation, any provision relating to capital expenditures, any and all costs arising from the presence of hazardous materials or substances (as defined by Applicable Laws in effect on the date the Lease is executed) in or about the Premises, the Building or the Site including, without limitation, hazardous substances in the ground water or soil, for which Landlord is liable and responsible under this Lease.

20. Costs arising from Landlord's charitable or Political contributions.

21. Costs arising from latent defects in the base, shell, or core of the Building or improvements installed by Landlord or repair thereof.

22. Costs arising from any mandatory or voluntary special assessment on the Building or the Site by any transit district authority or any other governmental entity having the authority to impose such assessment.

23. Costs for sculptures, paintings or other objects of art.

24. Costs (including in connection therewith all attorneys' fees and costs of settlement judgements and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations pertaining to Landlord and/or the Building which are not associated with Landlord's reasonable, good faith attempts to reduce a component of Operating Expenses.

25. Costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgages (except as the actions of Tenant may be in issue), costs of selling, syndicating, assigning, mortgaging, or hypothecating any of Landlord's interest in the Building, costs of any disputes between Landlord and its employees (if any) not engaged in Building operation, disputes of Landlord with Building management, or outside fees paid in connection with disputes with other tenants.

26. Costs of any "tap fees" or any sewer or water connection fees for the benefit of any particular tenant in the Building.

27. Costs incurred in connection with any environmental clean-up, response action, or remediation not caused by Tenant on, in or about the Premises or the Building, including but not limited to, costs and expenses associated with the defense, administration, settlement, monitoring or management thereof.

28. Any expenses incurred by Landlord for use of any portions of the Building to accommodate events including, but not limited to show, promotions, kiosks, displays, filming, photography, private events or parties, ceremonies, and advertising beyond the normal expenses otherwise attributable to providing Building services, such as lighting and HVAC to such public portions of the Building in normal Building operations during standard Building hours of operation.

29. Any entertainment, dining or travel expenses for any purpose.

30. Any flowers, gifts, balloons, etc. provided to any entity whatsoever, to include, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents.

31. Any "finders fees", brokerage commissions, job placement costs or job advertising costs.

32. Any "above standard" cleaning, including, but not limited to construction cleanup or special cleanings associated with parties/ events and specific tenant requirements, including related trash collection, removal, hauling and dumping.

33. The cost of any magazine, newspaper, trade or other subscriptions.

34. The cost of any training or incentive programs, other than for tenant life safety information services.

35. The cost of any "tenant relations" parties, events or promotion not consented to by an authorized representative of Tenant in writing.

36. "In-house" legal and/or accounting fees.

37. Any other expenses which, in accordance with generally accepted accounting principles, consistently applied, would not normally be treated as Additional Rent or Park Expenses by comparable landlords of comparable flex buildings or owners of comparable business parks.

   The annual statement of Operating Expenses shall be accounted for and reported in accordance with generally accepted accounting principles (the "Annual Statement").

   Notwithstanding anything herein to the contrary, the Tenant shall have the right to audit, with reasonable notice to Landlord, the Annual Statement at the end of each calendar year. Such audit shall be performed at Landlord's primary place of business during Landlord's normal business hours by Tenant's in-house accounting personnel, CPA or similar accounting professional, however, use of a contingency fee based entity is prohibited. In the event that the Additional Rent or Park Expenses are determined to be overstated by more than ten percent (10%) of the correct amount, then the Landlord shall reimburse Tenant for the overstated amount and for the reasonable compensation actually paid by Tenant to the outside certified public accountant retained by Tenant to perform such audit, the amount of which compensation must not be based, in whole or in part, upon the results of such audit.

                               ADDENDUM NUMBER ONE

                           OPTION TO EXTEND LEASE TERM

1. LEASE. "Lease" shall mean the Lease dated ____________________, ________, to which this Addendum is attached between HIGHWOODS REALTY LIMITED PARTNERSHIP ("Landlord") and BROADBAND TECHNOLOGIES, INC. ("Tenant").

2. INITIAL LEASE TERM. For the purposes of this Addendum, "Initial Lease Term" shall mean the Lease Term as defined in the Lease.

3. OPTION TO EXTEND. Tenant shall have the right and option to extend the Lease (the "Renewal Option") for TWO (2) additional periods of THREE (3) YEARS each (the "Renewal Lease Terms") (a separate notice is required for each Renewal Lease Term); provided, however, such Renewal Option is contingent upon the following (i) Tenant is not in default at the time Tenant gives Landlord written notice of Tenant's intention to exercise the Renewal Option; (ii) upon the Expiration Date or the expiration of any Renewal Lease Term, Tenant has no outstanding default; (iii) no event has occurred that upon notice or the passage of time would constitute a default; and (iv) Tenant is occupying the Premises. Tenant shall exercise each Renewal Option by giving Landlord written notice at least THREE HUNDRED SIXTY-FIVE (365) days prior to the Expiration Date or the last day of any Renewal Lease Term. If Tenant fails to give such notice to Landlord prior to said THREE HUNDRED SIXTY-FIVE (365) day period, then Tenant shall forfeit the Renewal Option. If Tenant exercises the Renewal Option, then during any such Renewal Lease Term, Landlord and Tenant's respective rights, duties and obligations shall be governed by the terms and conditions of the Lease.

4. TERM. If Tenant exercises the Renewal Option, then during any such Renewal Lease Term, all references to the term "Term", as used in the Lease, shall mean the "Renewal Lease Term".

5. LEASE TERM. The "Lease Term", as used in the Lease, shall mean the Initial Lease Term and, if the Renewal Option is exercised, the Renewal Lease Term.

6. BASE RENT FOR RENEWAL LEASE TERM. If Tenant exercises the Renewal Option, the Base Rent shall be $8.90 per rentable square foot for the first Renewal Option and $9.73 per rentable square foot for the second Renewal Option; provided Tenant accepts the Premises "as-is". Should Tenant elect to exercise the Renewal Option with a Tenant Improvement Allowance ($200,000.00 per Renewal Option), then the Base Rent shall be $9.72 per rentable square foot for the first Renewal Option and $10.55 per rentable square foot for the second Renewal Option.

7. TERMINATION OF RENEWAL OPTION ON SUBLEASE OR ASSIGNMENT BY TENANT. In the event Landlord consents to a SUBLEASE OR ASSIGNMENT, as defined in the Lease, the Renewal Option shall automatically terminate unless otherwise agreed in writing by Landlord, EXCEPT THAT, THIS RENEWAL OPTION SHALL NOT TERMINATE SO LONG AS TENANT CONTINUES TO OCCUPY MORE THAN FIFTY PERCENT (50%) OF THE PREMISES.

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


                               ADDENDUM NUMBER TWO

                              FIRST RIGHT OF OFFER

Provided Tenant is not in default hereunder, during the Term, Tenant shall have the first right of offer (the "First Right of Offer") on available space in the Building (the "Expansion Space"). Landlord shall provide to Tenant written notice of such Expansion Space as it becomes available outlining the square footage and market terms and conditions in similar quality flex buildings in the Research Triangle Park area. Tenant may exercise the First Right of Offer only by delivering to Landlord, within ten (10) business days after receipt of Landlord's notice, a written notice of Tenant's election to exercise the First Right of Offer. In the event Tenant does not respond to Landlord's notice within the said ten (10) day period, then Landlord may pursue other interested tenants. However, if Tenant exercises its First Right of Offer, then Tenant and Landlord shall commence good faith negotiations to lease the Expansion Space under the following conditions: (i) the terms of said lease shall be at the then current market terms and rates negotiated by Landlord and Tenant, however, if Landlord and Tenant can not agree upon a rental rate, the rental rate shall be determined by arbitration, (ii) this Lease shall be amended to incorporate the terms of leasing the Expansion Space and the term of any lease for the Expansion Space shall expire on the Termination Date; provided, however, if this Lease is not amended to incorporate the terms of leasing the Expansion Space, then the lease term for such Expansion Space shall expire on the Expiration Date; and (iii) if Tenant exercises its First Right of Offer during the last year of the Term, then this Lease FOR THE EXPANSION SPACE ONLY shall be amended to extend the Term for a minimum of three (3) years.


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


                              ADDENDUM NUMBER THREE

                                OPTION TO CANCEL

Tenant shall have the right to cancel this Lease at any time between the thirty-sixth (36th) month and the forty-eighth (48th) month of the initial lease term by providing Landlord twelve (12) months prior written notice between the twenty-fourth (24th) months and the thirty-sixth (36th) month of the initial lease term if: (i) Tenant is not in default under this Lease; (ii) Tenant ceases to operate in Wake or Durham counties; or (iii) if Tenant requires additional space of a minimum of fifty percent (50%) of the Demised Premises and Landlord is unable to deliver the additional space (either contiguous, within a close proximity or new space for the original and expanded space requirement) in a location mutually acceptable to Landlord and Tenant within twelve (12) months of written notice from Tenant of the additional space requirement. If Tenant exercises its right to cancel this Lease, then prior to the effective date of any such cancellation, Tenant shall pay to Landlord, at the time the notice of the intent to cancel the Lease is delivered, a cancellation fee in an amount equal to the sum of three (3) months rent WHICH IS $192,203.10.


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